UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.             )

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WD-40 COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WD-40 COMPANY

1061 Cudahy Place

San Diego, California 92110

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

The 2012 Annual Meeting of Stockholders will be held at the Joan B. Kroc Institute for Peace & Justice, University of San Diego, 5998 Alcala Park, San Diego, California 92110, on Tuesday, December 11, 2012, at 2:00 p.m. for the following purposes:

1.	To elect a Board of Directors for the ensuing year and until their successors are elected and qualified;

2.	To hold an advisory vote to approve executive compensation;

3.	To approve the material terms of the performance goals under the WD-40 Company 2007 Stock Incentive Plan;

4.	To approve the WD-40 Company Performance Incentive Compensation Plan;

5.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2013; and

6.	To consider and act upon such other business as may properly come before the meeting.

Only the stockholders of record at the close of business on October 15, 2012 are entitled to vote at the meeting.

By Order of the Board of Directors

Maria M. Mitchell

Secretary

San Diego, California

November 1, 2012

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of WD-40 Company for use at its Annual Meeting of Stockholders to be held on Tuesday, December 11, 2012, and at any postponements or adjournments thereof. This Proxy Statement and enclosed form of Proxy are first sent to stockholders on or about November 1, 2012.

At the meeting, the stockholders of WD-40 Company will consider and vote upon (i) the election of the Board of Directors for the ensuing year; (ii) an advisory vote to approve executive compensation; (iii) approval of the material terms of the performance goals under the WD-40 Company 2007 Stock Incentive Plan; (iv) approval of the WD-40 Company Performance Incentive Plan; and (v) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2013. Detailed information concerning these matters is set forth below. Management knows of no other business to come before the meeting.

The close of business on October 15, 2012, is the record date for stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders of WD-40 Company. On October 15, 2012, WD-40 Company had outstanding 15,715,835 shares of $.001 par value common stock. Stockholders of record entitled to vote at the meeting will have one vote for each share so held on the matters to be voted upon. If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum.

If you hold your shares through a broker, it is important that you cast your vote if you want it to count in the election of directors. Prior to 2010, if you held your shares in street name through a broker and you did not indicate how you wanted your shares voted in the election of directors, your broker was allowed to vote those shares on your behalf in the broker’s discretion. Regulatory changes for 2010 and later years eliminated the ability of your broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your broker how to vote in the election of directors, no votes will be cast on your behalf. For more information on this topic, see the Securities and Exchange Commission (“SEC”) Investor Alert issued in February 2010 entitled “New Shareholder Voting Rules for the 2010 Proxy Season” at

http://www.sec.gov/investor/alerts/votingrules2010.htm.

If the enclosed form of Proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified thereon. If no specified instruction is given with respect to a particular matter on your form of Proxy, your shares will be voted by the proxy holder as set forth on the form of Proxy. A Proxy may be revoked by attendance at the meeting or by filing a Proxy bearing a later date with the Secretary of the Company.

The cost of soliciting proxies will be borne by the Company. Solicitations other than by mail may be made by telephone or in person by employees of the Company for which the expense will be nominal.

PRINCIPAL SECURITY HOLDERS

The following table sets forth information concerning those persons known to the Company to be the beneficial owners of more than 5% of the common stock of the Company.

Name and Address of Beneficial Owner	Amount and Nature Of Beneficial Ownership October 15, 2012		Percent of Class

Kayne Anderson Rudnick Investment Management, LLC	1,335,460	[1]	8.50%
1800 Avenue of the Stars, 2nd Floor
Los Angeles, CA 90067

BlackRock, Inc.	1,219,675	[2]	7.76%
40 East 52nd Street
New York, NY 10022

Parnassus Investments	1,131,000	[3]	7.20%
1 Market Street, Suite 1600
San Francisco, CA 94105

The Vanguard Group, Inc.	884,644	[4]	5.63%
100 Vanguard Boulevard
Malvern, PA 19355-2331

Ceredex Value Advisors, LLC	852,672	[5]	5.43%
Lincoln Plaza Suite 1600
Orlando, FL 32801-3382

Mario L. Crivello	810,602	[6]	5.15%
Valley Center, CA

[1] As

of June 30, 2012, Kayne Anderson Rudnick Investment Management LLC (“Kayne”) filed a report on Form 13F with the Securities and Exchange Commission to report beneficial ownership of 1,335,460 shares. Kayne reported sole investment discretion and sole voting authority with respect to all shares. Beneficial ownership information as of October 15, 2012 is unavailable.

[2] As

of June 30, 2012, BlackRock, Inc. (“BlackRock”) and five BlackRock subsidiary investment managers filed reports on Form 13F with the Securities and Exchange Commission to report beneficial ownership of a total of 1,219,675 shares. BlackRock disclaims investment discretion with respect to all shares reported as beneficially owned by its investment management subsidiaries. Sole investment discretion and sole voting authority with respect to shares is reported for the following BlackRock subsidiaries: BlackRock Fund Advisors as to 665,549 shares, BlackRock Institutional Trust Company, N.A. as to 479,123 shares, BlackRock Investment Management, LLC as to 48,963 shares, BlackRock International Limited as to 10,162 shares and six other BlackRock subsidiaries as to a total of 15,878 shares. Beneficial ownership information for BlackRock, Inc. and its investment management subsidiaries as of October 15, 2012 is unavailable.

[3] As

of June 30, 2012, Parnassus Investments (“Parnassus”) filed a report on Form 13F with the Securities and Exchange Commission to report beneficial ownership of 1,131,000 shares. Parnassus reported sole investment discretion and sole voting authority with respect to all shares. Beneficial ownership information as of October 15, 2012 is unavailable.

[4] As

of June 30, 2012, The Vanguard Group, Inc. (“Vanguard”) filed a report on Form 13F with the Securities and Exchange Commission to report beneficial ownership of 884,644 shares, including 23,123 shares held by Vanguard Fiduciary Trust Company with respect to which Vanguard Fiduciary Trust Company reports shared investment discretion and sole voting authority. Vanguard reported sole investment discretion and no voting authority with respect to 860,821 shares and sole investment discretion and sole voting authority with respect to 700 shares. Beneficial ownership information as of October 15, 2012 is unavailable.

[5] As

of June 30, 2012, SunTrust Bank, Inc. filed a report on Form 13F with the Securities and Exchange Commission on behalf of Ceredex Value Advisors LLC (“Ceredex”) to report beneficial ownership of 852,672 shares. Ceredex reported sole investment discretion with respect to all such shares and sole voting authority with respect to 851,722 shares and no voting authority with respect to 950 shares. Beneficial ownership information as of October 15, 2012 is unavailable

[6] Mr.

Crivello has sole voting and investment power over 688,169 shares held in trust for the benefit of others. He also has sole voting and investment power over 110,633 shares held directly. Mr. Crivello also has the right to acquire 11,800 shares upon exercise of stock options and the right to receive 5,081 shares upon settlement of restricted stock units upon termination of his service as a director of the Company.

ITEM NO. 1

NOMINEES FOR ELECTION AS DIRECTORS

AND SECURITY OWNERSHIP OF MANAGEMENT

At the Company’s Annual Meeting of Stockholders, the eight nominees named on page 5 of this proxy statement under the heading, Nominees for Election as Directors, will be presented for election as directors until the next Annual Meeting of Stockholders and until their successors are elected or appointed. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, any proxy granted to vote for such nominee will be voted for a nominee designated by the present Board of Directors to fill such vacancy.

The nominees for election to the Board of Directors who receive a plurality of the votes cast for the election of directors by the shares present, in person or by proxy, shall be elected as directors. Holders of common stock are not entitled to cumulate their votes in the election of directors. Withheld votes and broker non-votes are not counted as votes in favor of any nominee. Since the eight nominees receiving the most votes will be elected as directors, withheld votes and broker non-votes will have no effect upon the outcome of the election.

Article III, Section 2 of the Bylaws of the Company, approved by stockholders on December 9, 2008, provides that the authorized number of directors of the Company shall not be less than seven nor more than twelve until changed by amendment of the Certificate of Incorporation or by a bylaw duly adopted by the stockholders. The exact number of directors is to be fixed from time to time by a bylaw or amendment thereof duly adopted by the stockholders or by resolution of the Board of Directors. The number of directors was fixed at eight effective as of December 13, 2011 by resolution of the Board of Directors adopted on October 11, 2011.

Director Independence

The Board of Directors has determined that each director and nominee other than Garry O. Ridge is an independent director as defined in Rule 5605(a)(2) of the Marketplace Rules of The Nasdaq Stock Market LLC (the “Nasdaq Rules”). In considering the independence of directors, the Board of Directors considered Gregory A. Sandfort’s indirect interest, as an executive officer of Tractor Supply Company, in purchases of the Company’s products made by Tractor Supply Company in the ordinary course of business. The total amount of net sales recorded by the Company for all product purchases by Tractor Supply Company during fiscal year 2012 was $586,143. The Company has concluded that Mr. Sandfort’s indirect interest in such transactions is not material and does not require specific disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”).

Information concerning the independence of directors serving on committees of the Board of Directors is provided below as to each committee.

Security Ownership of Directors and Executive Officers

The following tables set forth certain information, including beneficial ownership of the Company’s common stock, for the current directors, for the executive officers named in the Summary Compensation Table on page 33 of this proxy statement, and for all directors and executive officers as a group.

				Amount and Nature of Beneficial Ownership October 15, 2012[1]

Director/Nominee	Age	Principal Occupation	Director Since	Number		Percent of Class

Giles H. Bateman	67	Investor; Retired CFO, Price Club	2003	21,355	[2]	*
Peter D. Bewley	66	Investor; Retired General Counsel, The Clorox Company	2005	24,947	[3]	*
Richard A. Collato	69	Investor, Retired President & CEO, YMCA of San Diego County	2003	24,867	[4]	*
Mario L. Crivello	72	Investor	1994	810,602	[5]	5.15%
Linda A. Lang	54	Chairman & CEO, Jack in the Box, Inc.	2004	19,825	[6]	*
Garry O. Ridge	56	President and CEO, WD-40 Company	1997	106,479	[7]	*
Gregory A. Sandfort	57	President and COO, Tractor Supply Company	2011	8,553	[8]	*
Neal E. Schmale	66	Chairman, WD-40 Company; Retired President and COO, Sempra Energy	2001	25,697	[9]	*

*	Less than one (1) percent.

[1] All	shares owned directly unless otherwise indicated.

[2] Mr.

Bateman has the right to acquire 13,800 shares upon the exercise of stock options and the right to receive 5,847 shares upon settlement of restricted stock units upon termination of his service as a director of the Company.

[3] Mr.

Bewley has the right to acquire 9,800 shares upon the exercise of stock options and the right to receive 9,666 shares upon settlement of restricted stock units upon termination of his service as a director of the Company.

[4] Mr.

Collato has the right to acquire 9,800 shares upon the exercise of stock options and the right to receive 7,095 shares upon settlement of restricted stock units upon termination of his service as a director of the Company.

[5] Mr.

Crivello has sole voting and investment power over 688,169 shares held in trust for the benefit of others. He also has sole voting and investment power over 110,633 shares held directly. Mr. Crivello also has the right to acquire 11,800 shares upon exercise of stock options and the right to receive 5,081 shares upon settlement of restricted stock units upon termination of his service as a director of the Company.

[6] Ms.

Lang has the right to acquire 7,300 shares upon the exercise of stock options and the right to receive 8,883 shares upon settlement of restricted stock units upon termination of her service as a director of the Company.

[7] Mr.

Ridge has the right to acquire 60,000 shares upon exercise of stock options, the right to receive 5,884 shares upon settlement of restricted stock units upon termination of employment, the right to receive 5,846 shares upon settlement of restricted stock units upon vesting within 60 days and the right to receive 4,608 shares upon settlement of vested performance share units. Mr. Ridge also has voting and investment power over 1,141 shares held under the Company’s 401(k) plan.

[8] Mr.	Sandfort has the right to receive 3,453 shares upon settlement of restricted stock units upon termination of his service as a director of the Company.

[9] Mr.

Schmale has the right to acquire 7,300 shares upon the exercise of stock options and the right to receive 9,666 shares upon settlement of restricted stock units upon termination of his service as a director of the Company.

			Amount and Nature of Beneficial Ownership October 15, 2012[1]

Executive Officer	Age	Principal Occupation	Number		Percent of Class
Jay W. Rembolt	61	Chief Financial Officer and Vice President, Finance, WD-40 Company	43,703	[2]	*
Michael J. Irwin	49	Executive Vice President, Strategic Development, WD-40 Company	17,872	[3]	*
Michael L. Freeman	59	Division President, the Americas, WD-40 Company	22,768	[4]	*
William B. Noble	54	Managing Director Europe, WD-40 Company Ltd. (U.K.)	47,750	[5]	*
All Directors and Executive Officers as a Group			1,201,720	[6]	7.51%

[1] All	shares owned directly unless otherwise indicated.

[2] Mr.

Rembolt has the right to acquire 26,160 shares upon exercise of stock options, the right to receive 1,543 shares upon settlement of restricted stock units upon vesting within 60 days and the right to receive 1,152 shares upon settlement of vested performance share units. Mr. Rembolt has voting and investment power over 5,733 shares held under the Company’s 401(k) plan.

[3] Mr.

Irwin has the right to receive 3,971 shares upon settlement of restricted stock units upon termination of employment, the right to receive 1,380 shares upon settlement of restricted stock units upon vesting within 60 days and the right to receive 1,152 shares upon settlement of vested performance share units. Mr. Irwin has voting and investment power over 795 shares held under the Company’s 401(k) plan.

[4] Mr.

Freeman has the right to receive 3,971 shares upon settlement of restricted stock units upon termination of employment, the right to receive 1,543 shares upon settlement of restricted stock units upon vesting within 60 days and the right to receive 1,152 shares upon settlement of vested performance share units. Mr. Freeman has voting and investment power over 2,172 shares held under the Company’s 401(k) plan.

[5] Mr.

Noble has the right to acquire 35,000 shares upon exercise of stock options, the right to receive 3,971 shares upon settlement of restricted stock units upon termination of employment, the right to receive 1,380 shares upon settlement of restricted stock units upon vesting within 60 days and the right to receive 1,152 shares upon settlement of vested performance share units.

[6] Total

includes the rights of directors and executive officers to acquire 180,960 shares upon exercise of stock options, the rights of executive officers and directors to receive a total of 75,430 shares upon settlement of restricted stock units upon termination of employment or service as a director of the Company, the rights of executive officers to receive a total of 14,452 shares upon settlement of restricted stock units upon vesting within 60 days, the rights of executive officers to receive 11,520 shares upon settlement of vested performance share units and 11,411 shares held by executive officers under the Company’s 401(k) plan.

* Less	than one (1) percent.

Nominees for Election as Directors

Giles H. Bateman was elected to the Board of Directors in 2003. Mr. Bateman has been retired since 2000. He was a co-founder and Chief Financial Officer of Price Club from 1976 until 1991. Mr. Bateman served as director and Chairman of CompUSA, Inc. from 1994 until 2000. Mr. Bateman served as a director of Tuesday Morning, Inc. from 2002 until 2006 and as a director of United PanAm Financial Corp. from 2006 until 2010. He presently serves as a director of Life Time Fitness, Inc. Mr. Bateman’s financial expertise, considerable public company board experience and knowledge of the retail industry provide the Board with a breadth of relevant skill and experience.

Peter D. Bewley was appointed to the Board of Directors in 2005. Mr. Bewley served as Associate General Counsel for Johnson & Johnson from 1985 to 1994 after serving as a staff attorney with Johnson & Johnson from 1977 to 1985. He was Vice President, General Counsel and Secretary and Chief Compliance Officer of Novacare, Inc. from 1994 to 1998. Mr. Bewley was the Senior Vice President–General Counsel and Secretary of The Clorox Company from 1998 until his retirement in 2005. He presently serves as a director of Tractor Supply Company. Mr. Bewley’s experience at consumer packaged goods companies prepared him to address strategic issues confronting the Company. In addition, his service as general counsel and secretary of two public companies provides the Board with a practical and in depth perspective on corporate governance and legal matters.

Richard A. Collato was elected to the Board of Directors in 2003. Mr. Collato served as President and Chief Executive Officer of the YMCA of San Diego County from 1981 until his retirement in 2010. He is currently a General Manager of Ingold Family Investments, LLC. Mr. Collato served as a director of Surge Global Energy, Inc. from 2006 to 2008, as a director of Sempra Energy from 1993 to 2010 and as a director of PepperBall Technologies, Inc. from 2008 to February 2011. Mr. Collato has extensive public and private company board experience and 29 years of successful CEO experience. He serves on the board of the Corporate Directors Forum and is an adjunct professor at the University of San Diego’s graduate program, teaching corporate governance. His understanding of corporate governance and management theory and practice makes him a contributing member of the Board.

Mario L. Crivello was elected to the Board of Directors in 1994. Mr. Crivello was the managing owner and master of Tuna Purse Seiners until his retirement in 1984. Mr. Crivello and members of his family have been investors in the Company since its founding. His long-standing relationship with the Company and his insight into its history and market position provide the Board with a valuable shareowner perspective.

Linda A. Lang was elected to the Board of Directors in 2004. Since 2005, Ms. Lang has served as Chairman of the Board and Chief Executive Officer of Jack in the Box, Inc. Ms. Lang has been employed by Jack in the Box, Inc. for 25 years and from 1996 until 2005 she held the offices of President and Chief Operating Officer, Executive Vice President, Senior Vice President Marketing, Vice President and Regional Vice President, Southern California Region, and Vice President Marketing. Ms. Lang has extensive knowledge and expertise in the areas of brand management and marketing, financial management and reporting, supply chain and distribution management as well as strategic planning, executive compensation and succession management. Her experience in these and other areas of corporate management and governance offer complementary experience to the Board.

Garry O. Ridge joined WD-40 Company in 1987 as Managing Director, WD-40 Company (Australia) Pty. Limited and he was responsible for Company operations throughout the Pacific and Asia. Mr. Ridge transferred to the corporate office in 1994 as Director International Operations and was elected Vice President - International in 1995. He was elected to the position of Executive Vice President/Chief Operating Officer in 1996 and he was named

President and Chief Executive Officer in 1997. He was also elected to the Board of Directors in 1997. Prior to joining WD-40 Company Mr. Ridge was Managing Director of Mermax Pacific Pty. Ltd. and held a number of senior management positions with Hawker Pacific Pty. Ltd. (a Hawker Siddeley PLC Group Company) which was a licensee for WD-40 until 1988. As the CEO of the Company, Mr. Ridge offers the Board an important Company-based perspective. In addition, his particular knowledge of the Company’s international markets and industry position provides the Board with valuable insight.

Gregory A. Sandfort was elected to the Board of Directors in 2011. Mr. Sandfort has served as Chief Operating Officer of Tractor Supply Company since January 2012, and as its President since February 2009. He served as Chief Merchandising Officer of Tractor Supply Company from February 2009 until December 2011, and he served as Executive Vice President-Chief Merchandising Officer from 2007 to 2009. Mr. Sandfort previously served as President and Chief Operating Officer at Michael’s Stores, Inc. from 2006 to 2007, and as Executive Vice President-General Merchandise Manager at Michaels Stores, Inc. from 2004 to 2006. Mr. Sandfort served as Vice Chairman and Co-Chief Executive Officer of Kleinert’s Inc. from 2002 to 2003 and as a Vice President, General Merchandise Manager for Sears, Roebuck and Co. from 1998 to 2002. As Chief Operating Officer of an existing WD-40 Company customer, Mr. Sandfort brings a customer perspective to the board. The board also values Mr. Sandfort’s extensive management experience in the retail industry.

Neal E. Schmale was elected to the Board of Directors in 2001. Mr. Schmale was named Chairman of the Board in 2004. Mr. Schmale was President and Chief Operating Officer of Sempra Energy from 2006 until his retirement effective as of November 1, 2011. Previously, he was Executive Vice President and Chief Financial Officer of Sempra Energy from 1998 through 2005. Mr. Schmale served as a director of Sempra Energy from 2004 until November 1, 2011. He presently serves as a director of Murphy Oil Corporation. Mr. Schmale’s past experience as director on four public company boards and his extensive senior management experience with a Fortune 300 company offers the Board valuable judgment and management perspective.

Board Leadership, Risk Oversight and Compensation-Related Risk

The Board of Directors of WD-40 Company has maintained separation of its principal executive officer and board chairman positions for many years. In addition, the board chairman position is held by an independent director and the Charter of the Corporate Governance Committee provides that a retiring Chief Executive Officer will not be nominated to stand for re-election to the Board. The Board of Directors believes that separation of the principal executive officer and the board chairman positions is appropriate for the Company given the size of the Board and the need for undivided attention of the Chief Executive Officer to the implementation of strategic directives and overall management responsibilities. As an independent director, the board chairman can provide leadership to the Board without perceived or actual conflicts associated with individual and collective interests of management employees. The Board of Directors believes that a retiring Chief Executive Officer should not continue to serve as a director in order to provide management with an unfettered ability to provide new leadership.

Risk oversight is undertaken by the Board of Directors as a whole but various Board Committees are charged with responsibility to review and report on business and management risks included within the purview of each Committee’s responsibilities. The Compensation

Committee considers risks associated with the Company’s compensation policies and practices, with particular focus on the incentive bonus and equity awards offered to the Company’s executive officers. The Audit Committee considers risks associated with financial reporting and internal control and risks related to information technology catastrophe and disaster recovery, as well as management of the Company’s insured risks. The Finance Committee considers risks associated with the Company’s financial management and investment activities, acquisition-related risks and ERISA plan oversight. The Board and the Committees receive periodic reports from management employees having responsibility for the management of particular areas of risk. The Chief Executive Officer is responsible for overall risk management and provides input to the Board of Directors with respect to the Company’s risk management process and is responsive to the Board in carrying out its risk oversight role.

With respect to compensation-related risk, the Company’s management has undertaken an annual assessment of the Company’s compensation policies and practices and strategic business initiatives to determine whether any of these policies or practices, as well as any compensation plan design features, including those applicable to the executive officers, are reasonably likely to have a material adverse effect on the Company. Based on this review, management has concluded that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. This conclusion is based primarily on the fact that the incentives underlying most of the Company’s compensation plan design features are directed to a balance between increased revenues, increased profitability and achievement of longer-term strategic objectives. Management has discussed these findings with the Compensation Committee.

Board of Directors Meetings, Committees and Annual Meeting Attendance

The Board of Directors is charged by the stockholders with managing or directing the management of the business affairs and exercising the corporate power of the Company. The Board of Directors relies on the following standing committees to assist in carrying out the Board of Directors’ responsibilities: the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Finance Committee. Each of the committees has a written charter approved by the Board of Directors and such charters are available on WD-40 Company’s web site at www.wd40company.com on the “Investors” page under the Officers and Directors link. There were seven meetings of the Board of Directors during the last fiscal year. Each director serving for the full fiscal year attended at least 75 percent of the aggregate of the total number of meetings of the Board and of all committees on which the director served. The Board of Directors holds an annual organizational meeting on the date of the Annual Meeting of Stockholders. All Directors are expected to attend the Annual Meeting. At the last Annual Meeting of Stockholders, all nominee directors were present.

Board of Directors Compensation

Director compensation is set by the Board of Directors upon the recommendation of the Corporate Governance Committee. The Corporate Governance Committee conducts an annual review of non-employee director compensation, including consideration of a survey of director compensation for the same peer group of companies used by the Compensation Committee for the assessment of executive compensation. The compensation advisor serving the

Compensation Committee, Compensia, Inc., has also provided guidance and analysis to the Corporate Governance Committee with respect to non-employee director compensation recommendations. For fiscal year 2012, non-employee directors received compensation for services as directors pursuant to the Directors’ Compensation Policy and Election Plan (the “Director Compensation Policy”) adopted by the Board of Directors on October 11, 2011. Pursuant to the Director Compensation Policy, non-employee directors received a base annual fee of $32,000 for services provided from January 1, 2012 through the date of the Company’s 2012 Annual Meeting of Stockholders. The Chairman of the Board received an additional annual fee of $14,000. Non-employee directors received additional cash compensation for service on various Board Committees. The Chairman of the Audit Committee received $16,000 and each other member of the Audit Committee received $8,000. Each Chairman of the Compensation Committee, the Corporate Governance Committee and the Finance Committee received $8,000 and each other member of those committees received $4,000. All such annual fees were paid in March 2012.

In December 2007, the Company’s stockholders approved the WD-40 Company 2007 Stock Incentive Plan (the “Stock Incentive Plan”) to authorize the issuance of stock-based compensation awards to employees as well as to directors and consultants. For services provided for the period from the date of the Company’s 2011 Annual Meeting of Stockholders to the next annual meeting, the Director Compensation Policy provided for the grant of restricted stock unit (“RSU”) awards having a grant date value of $46,000 to each non-employee director. Each RSU represents the right to receive one share of the Company’s common stock. On December 13, 2011, each non-employee director received an RSU award covering 1,153 shares of the Company’s common stock. Additional information regarding the RSU awards is provided in a footnote to the Director Compensation table below. Each non-employee director was also permitted to elect to receive an RSU award in lieu of all or a portion of his or her base annual fee for service as a director as specified above. The number of shares of the Company’s common stock subject to each such RSU award granted to the non-employee directors equaled the compensation payable in RSUs divided by the fair market value of the Company’s common stock as of the date of grant. RSU awards granted to non-employee directors pursuant to the Director Compensation Policy are subject to Award Agreements under the Stock Incentive Plan. All RSU awards granted to non-employee directors are fully vested and are settled in shares of the Company’s common stock upon termination of the director’s service as a director of the Company.

The Company also maintains a Director Contributions Fund from which each incumbent non-employee director has the right, at a specified time each fiscal year, to designate $6,000 in charitable contributions to be made by the Company to properly qualified (under Internal Revenue Code Section 501(c)(3)) charitable organizations.

The following Director Compensation table provides information concerning director compensation earned by each non-employee director for services rendered in fiscal year 2012. Since the annual base fee and fees for service on Committees are payable for services provided to the Company from January 1st of the fiscal year until the next annual meeting of stockholders, such compensation is reported for purposes of the Director Compensation table on a weighted basis. For fiscal year 2012, one third of the reported compensation earned or paid in cash is based on the Director Compensation Policy in effect for calendar year 2011 and two thirds of the reported compensation earned or paid in cash is based on the Director

Compensation Policy in effect for calendar year 2012. Amounts earned and reported in the Director Compensation table for Fees Earned or Paid in Cash for the fiscal year for each director are dependent upon the various committees on which each director served as a member or as chairman during the fiscal year.

DIRECTOR COMPENSATION

Fiscal Year 2012

Name	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($)[2]	Option Awards ($)[3]	All Other Compensation ($)[4]	Total ($)
Giles H. Bateman	$52,000	$45,993	$-	$6,000	$103,993
Peter D. Bewley	$44,000	$45,993	$-	$6,000	$95,993
Richard A. Collato	$48,000	$45,993	$-	$6,000	$99,993
Mario L. Crivello	$39,334	$45,993	$-	$6,000	$91,327
Linda A. Lang	$44,000	$45,993	$-	$6,000	$95,993
Gregory A. Sandfort	$44,000	$91,968	$-	$6,000	$141,968
Neal E. Schmale	$59,333	$45,993	$-	$6,000	$111,326

[1] For

services rendered during fiscal year 2012, directors received RSU awards pursuant to elections made in 2010 and 2011 under the Director Compensation Policy with respect to their services as directors in calendar years 2011 and 2012, respectively, in each case in lieu of all or part of their base annual fees for such calendar year (as described in the narrative preceding the Director Compensation table) as follows: Peter D. Bewley and Neal E. Schmale received RSU awards valued at $31,982, Linda A. Lang received RSU awards valued at $21,328 and Gregory A. Sandfort received RSU awards valued at $37,324.

[2] Amounts

included in the Stock Awards column represent the grant date fair value for non-elective RSU awards granted to all non-employee directors pursuant to the Director Compensation Policy. On December 13, 2011, each director received a non-elective RSU award covering 1,153 shares of the Company’s common stock. Each RSU award has a grant date fair value equal to the closing price of the Company’s common stock on that date in the amount of $39.89 per share multiplied by the number of shares underlying the RSU award. The number of shares underlying each RSU award is rounded down to the nearest whole share. Additionally, upon his election as a director, on October 11, 2011, Mr. Sandfort received a non-elective RSU award covering 1,097 shares of the Company’s common stock. This RSU award has a grant date fair value equal to the closing price of the Company’s common stock on that date in the amount of $41.91 per share multiplied by the number of shares underlying the RSU award. The number of RSUs held by each director as of the end of the fiscal year are reported with respect to such director’s security ownership as of the record date for the annual meeting of stockholders on page 4 of this proxy statement. The RSUs are settled in stock only upon termination of service as a director and the RSUs provide for the payment of dividend equivalent compensation in amounts equal to dividends

[3] Outstanding

options held by each director as of the end of the fiscal year are reported with respect to such director’s security ownership as of the record date for the annual meeting of stockholders on page 4 of this proxy statement.

[4] Amounts	represent charitable contributions made by the Company as designated by each non-employee director pursuant to the Company’s Director Contribution Fund.

Equity Holding Requirement for Directors

All RSU awards to non-employee directors, including both non-elective grants and RSU awards granted pursuant to the annual elections of the directors to receive RSUs in lieu of all or part of their base annual fee, provide for immediate vesting but will not be settled in shares of the Company’s common stock until termination of the each director’s service as a director. The number of shares to be issued to each non-employee director upon termination of service is disclosed in the footnotes to the Security Ownership of Directors and Executive Officers table on page 4 of this proxy statement.

Stockholder Communications with Board of Directors

Stockholders may send communications to the Board of Directors by submitting a letter addressed to: WD-40 Company, Corporate Secretary, 1061 Cudahy Place, San Diego, CA 92110.

The Board of Directors has instructed the Corporate Secretary to forward such communications to the Chairman of the Board of Directors. The Board of Directors has also instructed the Corporate Secretary to review such correspondence and, at the Corporate Secretary’s discretion, to not forward correspondence which is deemed of a commercial or frivolous nature or inappropriate for Board of Director consideration. The Corporate Secretary may also forward the stockholder communication within the Company to another department to facilitate an appropriate response.

Committees

Director	Audit	Compensation	Governance	Finance
Giles H. Bateman	Chairman			✓
Peter D. Bewley		✓	Chairman
Richard A. Collato	✓	Chairman
Mario L. Crivello		✓	✓	✓
Linda A. Lang		✓		Chairman
Garry O. Ridge
Gregory A. Sandfort	✓		✓	✓
Neal E. Schmale	✓		✓	✓
Number of Meetings Held in Fiscal Year 2012	6	5	4	4

Corporate Governance Committee

Nomination Policies and Procedures

The Corporate Governance Committee is comprised of Peter D. Bewley (Chairman), Mario L. Crivello, Gregory A. Sandfort and Neal E. Schmale. The Corporate Governance Committee also functions as the Company’s nominating committee and is comprised exclusively of independent directors as defined in the Nasdaq Rules. The Corporate Governance Committee met four times during the last fiscal year.

The Corporate Governance Committee acts in conjunction with the Board of Directors to ensure that a regular evaluation is conducted of succession plans, performance, independence, and of the qualifications and integrity of the Board of Directors. The Corporate Governance Committee also reviews the applicable skills and characteristics required of nominees for election as directors. The objective is to balance the composition of the Board of Directors to achieve a combination of individuals of different backgrounds and experiences, including, but not limited to, whether the candidate is currently or has recently been an executive officer at a publicly traded company; whether the candidate has substantial background in matters related to the Company’s products or markets, in particular, supply chain management, information technology, retailing and marketing; and whether the candidate has substantial international business experience, a substantial financial background or is serving as a director at one or more publicly traded companies. The Board of Directors has not established any specific diversity criteria for the selection of nominees other than the general composition criteria noted above.

In determining whether to recommend a director for re-election, the Corporate Governance Committee considers the director’s past attendance at meetings, results of annual evaluations and the director’s participation in and anticipated future contributions to the Board of Directors. A director who will have reached the age of 72 prior to the date of the next annual meeting of stockholders, except for non-employee directors first elected to the Board prior to June 29, 1999, will not be recommended for re-election at that meeting.

The Corporate Governance Committee reviews new Board of Director nominees through a series of internal discussions, reviewing available information, and interviewing selected candidates. Generally, candidates for nomination to the Board of Directors have been suggested by directors or employees. The Company does not currently employ a search firm or third party in connection with seeking or evaluating candidates.

The Corporate Governance Committee will consider director candidates recommended by security holders under the same criteria as other candidates described above. Nominations may be submitted by letter addressed to: WD-40 Company Corporate Governance Committee, Corporate Secretary, 1061 Cudahy Place, San Diego, CA 92110. Nominations by security holders must be submitted in accordance with the requirements of the Company’s Bylaws, including submission of such nominations within the time required for submission of stockholder proposals as set forth on page 49 of this proxy statement.

Audit Committee

Related Party Transactions Review and Oversight

The Audit Committee is comprised of Giles H. Bateman (Chairman), Richard A. Collato, Gregory A. Sandfort and Neal E. Schmale. Six meetings were held during the last fiscal year to review quarterly financial reports, to consider the annual audit and other audit services and to review the audit with the independent registered public accounting firm after its completion. The Board of Directors has determined that Mr. Bateman is an “audit committee financial expert” as defined by regulations adopted by the Securities and Exchange Commission. Mr. Bateman and each of the other members of the Audit Committee are independent directors as defined in the Nasdaq Rules. Each member of the Audit Committee also satisfies the requirements for service on the Audit Committee as set forth in Rule 5605(c)(2) of the Nasdaq Rules.

The Audit Committee has responsibility for review and oversight of related party transactions for potential conflicts of interest. Related party transactions include any independent business dealings between the Company and related parties who consist of the Company’s executive officers, directors, director nominees and holders of more than 5% of the Company’s shares. Such transactions include business dealings with parties in which any such related party has a direct or indirect interest. The Board of Directors has adopted a written policy to provide for the review and oversight of related party transactions by the Audit Committee. Executive officers and directors are required to notify the Secretary of the Company of any proposed or existing related party transactions in which they have an interest. The Secretary and the Audit Committee also rely upon the Company’s disclosure controls and procedures adopted pursuant to Exchange Act rules for the purpose of assuring that matters requiring disclosure, including related party transactions that may involve the potential for conflicts of interests, are brought to the attention of management and the Audit Committee on a timely basis. Certain related party transactions do not require Audit Committee review and approval. Such transactions are considered pre-approved. Pre-approved transactions include:

—     transactions approved in the ordinary course of business that do not exceed $50,000 in any fiscal year;

—    compensation arrangements approved by the Compensation Committee or the Board of Directors and expense reimbursements consistent with the Company’s expense reimbursement policy;

—    transactions in which the related party’s interest is derived solely from the fact that he or she serves as a director of another corporation that is a party to the transaction;

—    transactions in which the related party’s interest is derived solely from his or her ownership (combined with the ownership interests of all other related parties) of not more than a 5% beneficial interest (but excluding any interest as a general partner of a partnership) in an entity that is a party to the transaction; and

—    transactions available to all employees of the Company generally.

If a related party transaction is proposed or if an existing transaction is identified, the Audit Committee has authority to disapprove, approve or ratify the transaction and to impose such restrictions or other limitations on the transaction as the Committee may consider necessary to best assure that the interests of the Company are protected and that the related party involved is not in a position to receive an improper benefit. In making such determination, the Audit Committee considers such factors as it deems appropriate, including without limitation (i) the benefits to the Company of the transaction; (ii) the commercial reasonableness of the terms of the transaction; (iii) the dollar value of the transaction and its materiality to the Company and to the related party; (iv) the nature and extent of the related party’s interest in the transaction; (v) if applicable, the impact of the transaction on a non-employee director’s independence; and (vi) the actual or apparent conflict of interest of the related party participating in the transaction.

During the fiscal year ended August 31, 2012 there were no transactions required to be reported pursuant to the requirements of Item 404(a) of Regulation S-K under the Exchange Act that did not require review and approval by the Audit Committee.

The Audit Committee also has responsibility for the selection, appointment and oversight of the independent registered public accounting firm for the Company. A separate report of the Audit Committee is included at page 45 of this proxy statement.

Finance Committee

The Finance Committee is comprised of Linda A. Lang (Chairman), Giles H. Bateman, Mario L. Crivello, Gregory A. Sandfort and Neal E. Schmale. Four meetings of the Finance Committee were held during the last fiscal year. The Finance Committee is appointed by the Board for the primary purpose of assisting the Board in overseeing financial matters of importance to the Company, including matters relating to acquisitions, investment policy, capital structure, and dividend policy. The Finance Committee also reviews the Company’s annual and long-term financial strategies and objectives.

Compensation Committee

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of Richard A. Collato (Chairman), Peter D. Bewley, Mario L. Crivello and Linda A. Lang, all of whom are independent directors as defined under the Nasdaq Rules. The Compensation Committee met five times during the last fiscal year. During the fiscal year ended August 31, 2012, there were no compensation committee interlock relationships with respect to members of the Board of Directors and the Compensation Committee as described in Item 407(e)(4)(iii) of Regulation S-K promulgated under the Exchange Act.

ITEM NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company’s stockholders are being asked to cast an advisory vote on the compensation of the Company’s Named Executive Officers (“NEOs”) identified in the Compensation Discussion and Analysis section of this proxy statement. This vote is commonly referred to as a “Say-on-Pay” vote.

At the Company’s 2011 Annual Meeting of Stockholders, the first Say-on-Pay vote was held and the Company’s stockholders were also asked, by a non-binding advisory vote, to express their preference as to the frequency of future Say-on-Pay votes. The Say-on-Pay resolution approving NEO compensation for 2011 was approved by more than 97% of the votes cast at the 2011 Annual Meeting of Stockholders. With regard to the advisory vote as to the frequency of future Say-on-Pay votes, the Board of Directors recommended annual Say-on-Pay voting. By approval of more than 86% of votes cast, the Company’s stockholders expressed a preference to have Say-on-Pay votes every year.

The following resolution will be presented for approval by the Company’s stockholders at the 2012 Annual Meeting of Stockholders:

“RESOLVED, that the stockholders of WD-40 Company (the “Company”) hereby approve the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis section of the Company’s proxy statement for the 2012 Annual Meeting of Stockholders and in the accompanying compensation tables and narrative disclosures.”

The advisory vote on executive compensation is a non-binding vote on the compensation of the Company’s NEOs. This proxy statement contains a description of the compensation provided to the NEOs as required by Item 402 of Regulation S-K promulgated under the Exchange Act.

Stockholders are encouraged to carefully consider the Compensation Discussion and Analysis, accompanying compensation tables and related narrative discussion in this proxy statement in considering this advisory vote. The Board of Directors believes that the compensation provided to the Company’s NEOs offers a competitive pay package with a proper balance of current and long term incentives aligned with the interests of the Company’s stockholders.

This is an advisory vote and will not affect compensation previously paid or awarded to the NEOs. While a vote disapproving the NEOs’ executive compensation will not be binding on the Board of Directors or the Compensation Committee, the Compensation Committee will consider the results of the advisory vote in making future executive compensation decisions, and the Company’s proxy statement in subsequent years will disclose whether and the extent to which the Compensation Committee and the Board of Directors have taken the most recent voting results into account.

Decisions relating to executive compensation for fiscal year 2012 were made in October 2011, prior to the first Say-on-Pay vote of stockholders at the 2011 Annual Meeting of Stockholders. The Board of Directors intends to maintain and further strengthen the Company’s executive compensation plans and practices in an effort to continue to receive strong stockholder approval in future Say-on-Pay votes.

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting of Stockholders is required to approve this advisory vote on executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ADOPTION OF THE PROPOSED RESOLUTION FOR APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

COMPENSATION DISCUSSION AND ANALYSIS

WD-40 Company’s Compensation Discussion and Analysis addresses the processes and decisions of the Company’s Board of Directors and the Compensation Committee of the Company’s Board of Directors (the “Committee”) with respect to the compensation of the Company’s Named Executive Officers (the “NEOs”). For fiscal year 2012, the Company’s NEOs were:

—	Garry O. Ridge, our Chief Executive Officer (“CEO”);
—	Jay W. Rembolt, our Chief Financial Officer (“CFO”);
—	Michael J. Irwin, our Executive Vice President, Strategic Development;
—	Michael L. Freeman, our Division President, the Americas; and
—	William B. Noble, our Managing Director, Europe.

Summary of Fiscal Year 2012 Compensation Decisions

In establishing an appropriate framework for overall NEO compensation and in assessing such compensation for each NEO in light of individual performance and overall Company performance, the Committee considers actual and target levels of compensation in light of performance results over short-term and long-term periods. The Committee seeks to align individual NEO performance incentives with both short-term and long-term Company objectives. The Committee reviews each of the principal elements of NEO compensation to determine the effectiveness of the established framework for NEO compensation based on measures of Company performance, specifically including revenue growth, gross margin and EBITDA, but also including relative Company performance as compared to the established peer group of companies and applicable market indexes. Additionally, the Committee also considers the relative achievement of longer term strategic objectives as to which each NEO is accountable. The Committee believes that a review of NEO compensation over a period of several years demonstrates the effectiveness of the Company’s established framework for NEO compensation.

The following is a summary of the decisions made by the Committee for NEO compensation for fiscal year 2012:

—

For fiscal year 2012, our CEO’s base salary was not increased. Base salaries for the NEOs other than our CEO and CFO were increased by amounts ranging from 1.5% to 2.1%. Base salaries for the NEOs were assessed in light of market data and a comparison of the Company’s fiscal 2011 performance to comparable performance of the

Company’s peer group used by the Committee for compensation benchmarking. The Committee’s base salary adjustment decisions for fiscal year 2012 were made in recognition of relatively weak Company performance as compared to the peer group for fiscal year 2011. Our CEO’s base salary was not increased also because his total target compensation was at or above the target pay position established by the Committee. Our CFO received a 7.3% salary increase, including both a merit increase and a market adjustment increase to bring his total target compensation closer to the target market pay position established by the Committee. Merit increases for the NEOs other than our CEO were awarded in recognition of relative achievement of individual performance measures and goals established for each NEO.

—

With the exception of Mr. Freeman, no bonus compensation was earned by the NEOs under the Company’s Performance Incentive Program. Results under the Company’s Performance Incentive Program for fiscal year 2012 were based on the relative achievement of various performance measures established for each NEO at the beginning of the fiscal year. Mr. Freeman earned a small bonus due to attainment of a level of Regional EBITDA for the Americas representing 3.9% of the range from the minimum to the maximum target levels for such performance measure. While the Company’s results for one of the applicable performance measures under the Performance Incentive Program, All Trade Blocs EBITDA, did satisfy the criteria for payout of a small bonus to the NEOs due to attainment of a level of Regional EBITDA for Asia Pacific, no bonuses were awarded to the NEOs with respect to this performance measure because all other performance measures fell short of minimum targets such that most Company employees received little or no bonus compensation.[1]

—

In October 2011, the NEOs received annual restricted stock unit (“RSU”) awards providing for the issuance of a total of 9,544 shares of the Company’s common stock to be earned by continued employment by the Company over a vesting period of three years. These awards serve a retention purpose together with an incentive to maximize long term stockholder value through share price appreciation.

—

In October 2011, the NEOs received annual performance share unit (“PSU”) awards providing for the issuance of shares of the Company’s common stock following a two year performance vesting period based on relative levels of achievement of target levels for the Company’s revenue and gross margin. These awards also serve a retention purpose together with enhanced incentives to achieve performance measure targets over the two year vesting period. If performance measure targets are met, a target number of shares of the Company’s common stock equal to 14,316 shares would be issued to the NEOs. The actual number of shares to be issued will be from 0% to 150% of the target number of shares depending upon the relative achievement of the two performance measures.

[1] For

a more complete description of the performance measures applicable under the Company’s Performance Incentive Program, refer to the Executive Officer Compensation Decisions section below under the heading, Performance Incentive Program.

—

RSU and PSU award amounts for fiscal year 2012 varied among the NEOs based on relative achievement of individual performance measures and goals established for each NEO as well as Company performance for fiscal year 2011 in areas over which each NEO had direct influence.

—

For PSU awards to NEOs in October 2010 having a performance measurement period ending as of August 31, 2012, each NEO received 48.0% of the target number of shares as a result of relative achievement of the performance measures applicable to the PSU awards, Aggregate Revenue Growth and Gross Margin, over the two year measurement period. Aggregate Revenue Growth over the two year measurement period was 5.1%, which was less than the minimum performance goal of 15%, resulting in 0% of the target number of shares for this performance measure’s portion of the PSU award being earned. Gross Margin over the two year measurement period was 49.6%, which exceeded the minimum performance goal of 45%, but was less than the target performance goal of 50%, resulting in 96% of the target number of shares for this performance measure’s portion of the PSU award being earned. The resultant overall percentage achievement was 48.0% of the target number of shares for the PSU award being earned.[1]

Governance of Executive Officer Compensation Program

The purpose of the Committee is to establish and administer the compensation arrangements for our CEO and the other executive officers of the Company, including the other NEOs, on behalf of the Board of Directors. The Committee is responsible for developing the Company’s overall executive compensation strategy, with support from management and the Committee’s compensation advisor. The Committee also has responsibilities in connection with administration of the Company’s equity compensation plans.

The Committee operates pursuant to a Charter which outlines its responsibilities, including the Committee’s responsibilities with respect to performance reviews and approval of annual compensation arrangements for the NEOs. A copy of the Charter can be found under the Officers and Directors link on the Investors page of the Company’s website at http://www.wd40company.com.

Process for Evaluating Executive Officer Performance and Compensation

In accord with its Charter, the Committee works with the Company’s Human Resources function in carrying out its responsibilities; the Vice President of Global Organization Development is management’s liaison with the Committee. The Committee has engaged Compensia, Inc., a national compensation consulting firm, to provide advice and information relating to executive compensation. In fiscal year 2012, Compensia assisted the Committee in the evaluation of executive base salary, bonus compensation and equity incentive design and award levels, and the specific pay recommendation for our CEO. Compensia reports directly to the Committee and provides no additional services for management.

Executive Compensation Philosophy and Framework

Compensation Objectives

The Company’s executive compensation program is designed to achieve four primary objectives:

1.	Attract and retain high-caliber executives;

[1] For	a more complete description of the PSU award performance measures and calculation of the number of shares issued to each NEO with respect to their fiscal year 2011 PSU awards, refer to the Executive Officer Compensation Decisions section below under the heading, Performance Share Unit Awards.

2.	Align the interests and compensation of executives with the value created for stockholders;

3.	Reinforce a sense of urgency among executives to achieve both short-term and long-term Company objectives; and

4.	Create a direct, meaningful link between business and team success and individual performance and rewards.

Target Pay Position/Mix of Pay

The Company’s compensation program consists primarily of base salary, annual cash incentives, and long-term oriented equity awards. Each of these components is discussed in greater detail in the Executive Officer Compensation Decisions section below. The Committee has established a target for executive officer total compensation (defined as base salary, plus performance incentive bonus, plus the grant date fair value of equity awards) at the 50th percentile relative to the market (details on the use of peer group data is provided below). Actual pay may vary, based on Company and/or individual performance, length of time within the position, and anticipated contribution. The Committee does not adhere to specific guidelines regarding the percentage of total compensation that should be represented by each compensation component. A review of total compensation for each NEO relative to the target market percentile is provided in the Executive Officer Compensation Decisions section below under the heading, Overall Reasonableness of Compensation.

Compensation Benchmarking

For purposes of its fiscal year 2012 compensation decisions, the Committee examined the executive compensation practices of a peer group of twenty companies to assess the competitiveness of the Company’s executive compensation. Peer group companies were selected from a list of U.S. headquartered companies having revenues and earnings reasonably comparable to the Company and doing business in the specialty chemical industry or within specific consumer products categories. In addition to the peer group data, the Committee considers broad industry company data from published compensation surveys for a set of companies having revenues comparable to the Company. This mix of data has been weighted, 50% for the broad industry company data and 50% for the peer group data. The companies used in the peer group analysis for fiscal year 2012 compensation decisions were as follows:

—    Aceto Corporation

—    American Vanguard Corporation

—    Balchem Corporation

—    Calgon Carbon
Corporation

—    Cambrex Corporation

—    Hawkins, Inc.

—    Innophos Holdings, Inc.

—    Inter Parfums, Inc.

—    Landec Corporation

— Medicis Pharmaceutical Corporation — National Presto Industries Inc. — Nutraceutical International Corporation — Oil-Dri Corporation of America — Park Electrochemical Corp.	— Prestige Brands Holdings, Inc. — Quaker Chemical Corporation — STR Holdings, Inc. — Trex Company, Inc. — USANA Health Sciences, Inc. — Zep, Inc.

Executive Officer Compensation Decisions

Base Salary: Process

Base salaries for all executive officers, including the NEOs, are approved by the Committee effective for the beginning of each fiscal year. In setting base salaries, the Committee considers the salary range prepared by its compensation advisor based on each NEO’s job responsibilities and the market 50th percentile target pay position. Salary adjustments, if any, are based on factors such as individual performance, position, current pay relative to the market, future anticipated contribution and the Company-wide merit increase budget. Assessment of individual performance follows a rigorous evaluation process, including self-evaluation and the establishment of annual goals for each executive officer and an assessment of the achievement thereof. Individual performance elements considered in this process included individual and company performance goals and achievements in such areas as growth, innovation, leadership, earnings and customer relations for Mr. Ridge; governance and risk, compliance, forecasting and financial reporting for Mr. Rembolt; strategic growth and earnings for Mr. Irwin; and teamwork, execution and growth for Messrs. Freeman and Noble.

Base Salary: Fiscal Year 2012

In October 2011, the Committee reviewed the market competitiveness of executive officer base salaries relative to peer group market data presented by the Committee’s compensation advisor. The Committee considered each executive officer’s individual performance relative to the performance elements identified above as well as the overall performance of the Company for fiscal year 2011. In that regard, the Committee considered the Company’s relatively weak fiscal 2011 performance as compared to recently reported performance of the peer group companies. Based on these considerations, the Committee approved merit increases to the base salaries of the NEOs other than our CEO and CFO in the range of 1.5% to 2.1%. Our CEO received no base salary increase for fiscal year 2012 based on the foregoing considerations, including a determination that his total target compensation was at or above the 50th percentile relative to market as discussed above under the heading, Target Pay Position/Mix of Pay. Our CFO received a base salary increase of 7.3%, including a market adjustment. The Committee concluded that a market adjustment to the CFO’s salary was appropriate to bring his total target compensation closer to the 50th percentile relative to market.

Performance Incentive Program

The Company uses its Performance Incentive Program to tie executive officer compensation to the Company’s financial performance. All Company employees participate in the same Performance Incentive Program as described below. The Performance Incentive Program is offered to the executive officers pursuant to the WD-40 Company Performance Incentive Compensation Plan approved by the stockholders at the 2008 Annual Meeting of Stockholders. The stockholders are being asked to re-approve the Performance Incentive Compensation Plan again this year together with approval of the material terms of performance goals under the WD-40 Company 2007 Stock Incentive Plan. See pages 38 through 45 of this proxy statement for additional information concerning these stockholder approval proposals.

The Performance Incentive Program is intended to provide direct incentives to all Company employees, including executive officers, to affect regional financial performance and, for the

Company as a whole, to promote increased sales at sustained or increasing levels of profitability. Specific performance measures tied to regional financial results are used in the Performance Incentive Program formulas as applied to each employee according to his or her particular area of responsibility.

For the NEOs, incentive awards for fiscal year 2012 were based on pre-established target levels for the following corporate performance measures (i) the Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) computed for each of the Company’s relevant financial reporting segments (“Regional EBITDA”); (ii) EBITDA computed based on a weighted average of the attainment for each of the three financial reporting segments (“All Trade Blocs EBITDA”); and (iii) EBITDA computed on a consolidated basis (“Global EBITDA”). The All Trade Blocs EBITDA performance measure weights the attainment of the Americas financial reporting segment at 50%; the attainment of the European financial reporting segment at 35%; and the attainment of the Asia Pacific financial reporting segment at 15%. The target levels for these performance measures for the NEOs were the same as the targets for such measures as applied to formulas for all other employees for whom such performance measures were applicable.

Depending upon actual performance results, the Performance Incentive Program bonus opportunities range from 0% to 100% of base salary for our CEO and from 0% to 60% of base salary for the other NEOs. The maximum bonus opportunity for our CEO at 100% of base salary as compared to the maximum bonus opportunity for the other NEOs at 60% of base salary has been established by the Board of Directors in recognition of the higher level of responsibility of our CEO for overall Company performance, in reliance on competitive market data that supports total potential CEO compensation at such levels, and to establish a compensation package for our CEO having a higher percentage of potential compensation tied to Company performance.

The maximum bonus for each NEO is referred to herein as their “annual opportunity”. For each of the NEOs, the Performance Incentive Program for fiscal year 2012 provided three distinct performance measure levels for possible bonus awards. The first level represented 50% of the annual opportunity, the second level represented 30% of the annual opportunity and the third level represented 20% of the annual opportunity. These weightings were the same as applied to the Performance Incentive Program for all other employees of the Company. The maximum bonus payouts for Messrs. Freeman and Noble required achievement of specified segment targets for Regional EBITDA (first level), All Trade Blocs EBITDA (second level) and Company performance that equaled the maximum target amount for Global EBITDA as described below (third level). For Messrs. Ridge, Rembolt and Irwin (each of whom has global rather than regional responsibilities), the maximum bonus payouts required achievement of specified targets for Global EBITDA (first level), All Trade Blocs EBITDA (second level) and Company performance that equaled the maximum target amount for Global EBITDA as described below (third level).

After all bonus amounts earned for the first level and second level were calculated, the Global EBITDA result was measured. The maximum target amount of Global EBITDA was established by means of a formula that was based on all bonus payouts under the first and second levels and the anticipated maximum bonus payout under the third level.

Target and maximum payout amounts for each of the NEOs for the fiscal year 2012 Performance Incentive Program are disclosed in the Grants of Plan-Based Awards table on page 34 of this proxy statement.

The following table sets forth the fiscal year 2012 Performance Incentive Program payout weightings and the minimum and maximum target amounts for the performance measures applicable to each of the NEOs:

Level	Performance Measure	Garry O. Ridge Jay W. Rembolt Michael J. Irwin	Michael L. Freeman	William B. Noble	Minimum Target FY 2012 ($ millions)	Maximum Target FY 2012 ($ millions)
i	Regional EBITDA (Americas)	N/A	50%	N/A	$42.4	$46.0
i	Regional EBITDA (Europe)[1]	N/A	N/A	50%	$29.7	$34.9
i	Global EBITDA	50%	N/A	N/A	$59.9	$67.6

ii	All Trade Blocs EBITDA (weighted average)	30%	30%	30%	N/A	N/A
	Americas (50% weighting)				$46.0	$48.6
	Europe (35% weighting)[1]				$34.9	$36.9
	Asia Pacific (15% weighting)				$8.9	$9.5

iii	Global EBITDA	20%	20%	20%	$62.2	$65.6

[1]European	figures have been converted from pounds sterling at an average annual exchange rate for fiscal year 2012 of $1.5809 per pound.

The following table sets forth the actual fiscal 2012 performance results and percentage achievement for each of the performance measures under the Performance Incentive Program formulas applicable to the NEOs:

Level	Performance Measure	Actual FY 2012 ($ millions)	% Achievement
i	Regional EBITDA (Americas)	$42.5	3.9%
i	Regional EBITDA (Europe)[1]	$24.8	0.0%
i	Global EBITDA	$56.9	0.0%

ii	All Trade Blocs EBITDA (weighted average)	N/A	5.6%
	Americas (50% weighting)	$42.4	0.0%
	Europe (35% weighting)[1]	$24.8	0.0%
	Asia Pacific (15% weighting)	$9.1	37.6%

iii	Global EBITDA	$55.4	0.0%

[1]European	figures have been converted from pounds sterling at an average annual exchange rate for fiscal year 2012 of $1.5809 per pound.

Achievement of the maximum target levels for Regional Revenue and EBITDA and Global Revenue and EBITDA are intended to be attainable through the concerted efforts of all management teams working in their own regions and areas of responsibility and for the Company as a whole.

Based on the Company’s fiscal 2012 performance and the Committee’s certification of the relative attainment of each of the performance measures under the Performance Incentive Program, the payouts for our executive officers, including the NEOs, were calculated. On

October 8, 2012, the Committee approved payment of the following bonuses to the NEOs for fiscal 2012 performance:

Executive Officer	Title	FY 2012 Annual Incentive Opportunity (As % of Base Salary)	FY 2012 Bonus Paid ($)	FY 2012 Actual Bonus (As % of Base Salary)
Garry O. Ridge	Chief Executive Officer	100%	$ -	0%
Jay W. Rembolt	Vice President, Finance and Chief Executive Officer	60%	$ -	0%
Michael J. Irwin	Executive Vice President, Strategic Development	60%	$ -	0%
Michael L. Freeman	Division President, the Americas	60%	$ 3,510	1%
William B. Noble	Managing Director, Europe	60%	$ -	0%

While a portion of the Performance Incentive Program was achieved, it was quite modest. Other than the bonus payout to Mr. Freeman for attainment under the first level performance measure, Regional EBITDA for the Americas, the CEO recommended no payout of bonuses to executive officers since the intent of the Performance Incentive Program is to reward executives when their teams earn rewards from meeting or exceeding the targeted objectives. The Committee concurred with the CEO’s recommendation and withheld bonus payouts for attainment of the All Trade Blocs EBITDA performance measure.

As an example of the operation of the Performance Incentive Program, Mr. Freeman’s bonus payout for fiscal year 2012 was computed as follows:

—	Bonus Opportunity = 60% X Salary ($300,000) = $180,000.

—	Level 1 (Regional EBITDA) = 50% of Bonus Opportunity = $90,000.
¡	Level 1 Bonus = Level 1 Achievement (3.9%) X Level 1 Bonus Opportunity = $3,510.

—	Level 2 (All Trade Blocs EBITDA) = 30% of Bonus Opportunity = $54,000.
¡	Level 2 Bonus = Level 2 Achievement (5.6%) X Level 2 Bonus Opportunity = $3,024.

—	Level 3 (Global EBITDA) = 20% of Bonus Opportunity = $36,000.
¡	Level 3 Bonus = Level 3 Achievement (0%) X Level 3 Bonus Opportunity = $0.

Mr. Freeman’s aggregate earned bonus payout is thus calculated as the sum of the payouts under each of the three levels of the Performance Incentive Program, or $6,534. However, as noted above, the Committee withheld payment of the Level 2 bonus payout, resulting in a bonus payout to Mr. Freeman in the amount of $3,510.

Equity Compensation

Equity compensation is a critical component of the Company’s efforts to attract and retain executives and key employees, encourage employee ownership in the Company, link pay with performance and align the interests of executive officers with those of stockholders. To provide appropriately directed incentives to our executive officers, the Committee has provided awards of both time-vesting restricted stock unit (“RSU”) awards and performance-vesting performance share unit (“PSU”) awards. Equity awards are awarded pursuant to the Company’s 2007 Stock Incentive Plan (the “Stock Incentive Plan”) approved by the stockholders at the 2007 Annual Meeting of Stockholders. The principal attributes and benefits of the RSU and PSU awards for executive officers are as follows:

—	Both RSU and PSU awards provide for the issuance of shares of the Company’s common stock upon vesting;

—	RSU awards provide for vesting over a period of three years from the grant date;

—

PSU awards provide for performance-based vesting over a performance measurement period of two fiscal years ending on August 31st of the second calendar year following the grant date. The performance measures for the PSU awards are equally weighted between targets established for the Company’s aggregate revenue growth and gross margin as described in more detail below; and

—

A mix of RSU and PSU awards for our executive officers was considered by the Committee to be appropriate as compared to RSU awards alone or stock options for the following reasons: i) PSU awards provide a more direct performance-based incentive; ii) RSU awards have a greater perceived value to recipients than stock options; iii) RSU and PSU awards, in the aggregate, have a lower compensation expense impact on the Company’s financial results; iv) RSU and PSU awards have less dilutive impact on a share count basis; and v) the issuance of shares of the Company’s common stock upon vesting encourages long-term stock ownership and facilitates the achievement of the Company’s stock ownership guidelines (as described below in the Other Compensation Policies section, under the heading, Executive Officer Stock Ownership Guidelines).

The Board recognizes the potentially dilutive impact of equity awards. The Company’s equity award practices are designed to balance the impact of dilution and the Company’s need to remain competitive by recruiting, retaining and providing incentives for high-performing employees.

Restricted Stock Unit Awards

RSU awards provide for the issuance of shares of the Company’s common stock to the award recipient upon vesting provided that the recipient remains employed with the Company through each vesting date. Shares of the Company’s common stock equal to the portion of the RSU award that has vested are issued promptly upon the vesting date. The vesting date each year is the third business day following the release of the Company’s annual earnings for the preceding fiscal year, but not later than November 15th. Payment of required withholding taxes due with respect to the vesting of the RSU awards, if any, will be covered through withholding of shares by the Company. The Company will issue a net number of shares to the recipient for a vested RSU award after withholding shares having a value as of the vesting date equal to the required tax withholding obligation.

Performance Share Unit Awards

PSU awards granted for fiscal year 2012 provide for performance-based vesting over a performance measurement period of two fiscal years ending August 31, 2013. The recipient must remain employed with the Company for vesting purposes until the date on which the Committee certifies achievement of the requisite performance provided for in the PSU Award Agreement. Shares of the Company’s common stock equal to an “Applicable Percentage” of the “Target Number” of shares underlying the PSU award granted to the executive officers are issued as of the “Settlement Date”. The Applicable Percentage is determined by reference to the performance vesting provisions of the PSU Award Agreement as described below. The Settlement Date for a PSU award is the third business day following the release of the Company’s annual earnings for the second fiscal year of the performance measurement period. Payment of required withholding taxes due with respect to the settlement of a PSU award, if any, will be covered through withholding of shares by the Company. The Company will issue a net number of shares to the recipient for a vested PSU award after withholding shares having a value as of the Settlement Date equal to the required tax withholding obligation.

The performance vesting provisions of the PSU awards granted for fiscal year 2012 are based on relative achievement of two equally weighted performance measures, “Aggregate Revenue Growth” and “Gross Margin”, over the performance measurement period of two fiscal years as provided in the table below:

Aggregate Revenue Growth	Gross Margin	Applicable Percentage
> 20%	> 52%	150%
20%	52%	150%
15%	50%	100%
10%	48%	50%
< 10%	< 48%	0%

In order to determine the Applicable Percentage of the Target Number of shares subject to a PSU award that will be vested upon achievement of the performance measures, the Applicable Percentage is determined independently for each performance measure and the two Applicable Percentages so determined are given equal weight by taking the simple average of the two amounts. For each performance measure, the Applicable Percentage will be determined on a straight line sliding scale from the minimum 50% Applicable Percentage achievement level to the maximum 150% Applicable Percentage achievement level.

Aggregate Revenue Growth is calculated as the annual percentage growth in world-wide consolidated net sales for the second fiscal year of the two fiscal year measurement period (defined in the PSU Award Agreement as the “Measurement Year”) as compared to the world-wide consolidated net sales for the fiscal year immediately preceding the two fiscal year performance measurement period (defined in the PSU Award Agreement as the “Base Year”). Net sales for the Measurement Year are to be measured by translation of all consolidated reporting entities’ actual local currency revenues into U.S. dollars at the Base Year average foreign currency exchange rate applicable to each such entity. For fiscal year 2012 PSU awards, the Committee adjusted the achievement band for Aggregate Revenue Growth from a range of 15% to 25% to a range of 10% to 20%. The lower range was established to account for realistic expectations for potential revenue growth for the Company under then current market conditions.

Gross Margin is calculated as the aggregate world-wide consolidated gross profit for the full two fiscal year performance measurement period as a percentage of aggregate world-wide consolidated net sales for the performance measurement period. Gross profit and net sales for the performance measurement period are to be measured by translation of all consolidated reporting entities’ actual local currency gross profits and net sales at the actual foreign currency exchange rate applicable to each such entity for the period, as reported. For fiscal year 2012 PSU awards, the Committee narrowed the achievement band for Gross Margin from a range of 45% to 55% to a range of 48% to 52% to avoid compensation for poor performance and to properly provide for compensation rewarding performance at the highest level of expected achievement for Gross Margin over a period of two fiscal years.

Fiscal Year 2012 Equity Awards

For fiscal year 2012, equity awards to our executive officers were granted to satisfy goals for executive officer retention, to provide incentives for future performance, and to meet objectives for overall levels of compensation and pay mix. In October 2011, the Committee approved RSU and PSU awards to the NEOs as set forth in the Grants of Plan-Based Awards table on page 34 of this proxy statement. In establishing award levels for the NEOs for fiscal year 2012, the Committee placed emphasis on long-term retention goals and desired incentives for future contributions. The RSU and PSU awards to our CEO were, consistent with past practice, larger than the awards to the other NEOs in recognition of his higher level of responsibility for overall Company performance and in reliance on market data that supports a higher level of equity compensation for our CEO. The specific award amounts were determined for each NEO based on an assessment of the NEO’s achievement of individual performance goals as well as Company performance for fiscal year 2011 in areas over which the NEO had particular influence.

Performance Share Unit Award Vesting for Fiscal 2012 Performance Achievement

On October 8, 2012, the Committee certified achievement of the Aggregate Revenue Growth and Gross Margin performance measures for the performance measurement period ended August 31, 2012 for purposes of calculating the vested number of shares of the Company’s common stock for PSU awards granted to the NEOs in October 2010. The performance measures and performance vesting requirements applicable to the PSUs awarded in 2010 were the same as those described above for the PSUs awarded for fiscal year 2012 except that the range of achievement for Aggregated Revenue Growth was 15% to 25% and the range of achievement for Gross Margin was 45% to 55% as noted above. The following table sets forth the calculated Aggregate Revenue Growth and Gross Margin for the measurement period ended August 31, 2012, and Applicable Percentage as to each performance measure and the Applicable Percentage of the Target Number of shares underlying the PSU awards.

	Calculated Performance Measure	Applicable Percentage
Aggregate Revenue Growth	5.1%	0%
Gross Margin	49.6%	96%
Applicable Percentage of Target Number of Shares		48.0%

For the PSU awards granted to the NEOs in October 2010, the NEOs were thus eligible to receive 48.0% of the target number of shares of the Company’s common stock underlying the PSU awards. The following table sets forth the target number and vested number of shares underlying the PSU awards granted to each NEO in October 2010.

Executive Officer	Target Number	Vested Shares
Garry O. Ridge	9,600	4,608
Jay W. Rembolt	2,400	1,152
Michael J. Irwin	2,400	1,152
Michael L. Freeman	2,400	1,152
William B. Noble	2,400	1,152

Benefits and Perquisites

As is the case with most Company employees, the NEOs are provided with standard health and welfare benefits, as well as the opportunity to participate in the WD-40 Company Profit

Sharing/401(k) Plan (the “Plan”). The Plan serves to provide our executive officers, including the NEOs, with tax-advantaged retirement savings as an additional component of overall compensation. The Company’s contributions to the Plan may be invested by employees in a Company Stock Fund invested in shares of the Company’s common stock.

The Company maintains individual Supplemental Death Benefit Plan agreements with each of the NEOs other than Mr. Noble. The Company’s Supplemental Death Benefit Plan agreement obligations are funded by life insurance policies owned by the Company.

The Company also provides cars to our executive officers and private health insurance for Mr. Noble in excess of coverage available to other Company employees in the U.K. The costs associated with the perquisites and other personal benefits provided to the NEOs are included in the Summary Compensation Table included on page 33 of this proxy statement and they are separately identified in the footnote disclosure of such perquisites and other personal benefits included with the Summary Compensation Table.

The Committee considers the cost of the foregoing health and welfare benefits and perquisites in connection with its approval of the total compensation for each of our NEOs. All such costs are considered appropriate in support of the Committee’s objective of attracting and retaining high quality executive officers because they are common forms of compensation for senior executives and are expected by such executives when they consider competing compensation packages.

Post-Employment Obligations

The Company has change of control severance agreements with each of the NEOs. The specific terms of the agreements are described in detail on page 37 of this proxy statement. The agreements were entered into with our executive officers after extensive review by the Committee and the Board of Directors and negotiation with the executive officers to replace previously existing employment agreements. Consideration was given to possible inclusion of severance compensation to be paid to the executive officers in the event of their termination of employment without cause (or for good reason) without regard to the existence of a change of control of the Company. No such provisions were included and severance compensation is payable only following a termination of employment without “cause” or for “good reason” within two years following a “change of control” of the Company (as the quoted terms are defined in the severance agreements).

The Committee believes that the change of control severance agreements help ensure the best interests of stockholders by fostering continuous employment of key management personnel. As is the case in many public companies, the possibility of an unsolicited change of control exists. The uncertainty among management that can arise from a possible change of control can result in the untimely departure or distraction of key executive officers. Reasonable change of control severance agreements reinforce continued attention and dedication of executive officers to their assigned duties and support the Committee’s objective of retaining high quality executives.

Overall Reasonableness of Compensation

The Committee believes that the Company is achieving its compensation objectives and, in particular, rewards executive officers for driving operational success and stockholder value creation. Based on reviews of tally sheets and a “pay-for-performance” analysis by the Committee, and in light of the Company’s compensation objectives, the Committee and the Board of Directors believe that the pay mix and target pay position relative to market for each of the NEOs are reasonable and appropriate. The “pay-for-performance” analysis includes a review of the individual components of executive officer compensation that are tied to Company performance, as measured by identified performance metrics as well as the price of the Company’s common stock. In particular, the Committee reviews executive officer bonus compensation to determine whether it appropriately rewards individual efforts directed toward the achievement of specific target levels of Company performance and does not otherwise provide rewards in the absence of reasonable measures of individual and Company success. Similarly, with respect to equity awards, the Committee considers the effectiveness of such awards in providing a reasonable incentive to the executive officers to pursue the achievement of performance targets for increasing revenues, gross margin and profitability without inappropriately rewarding the executive officers if performance targets are not achieved over the long term.

The following table sets forth the total compensation for each of our NEOs (as reported based on cash compensation received as base salary and performance incentive bonus plus the grant date fair value of equity awards) for fiscal year 2012, together with the relative market percentile for each NEO.

Executive Officer	Base Salary	Annual Bonus Earned	Grant Value of Stock Awards[1]	Total Compensation	Total Comp Received vs Market
Garry O. Ridge	$601,747	$-	$472,642	$1,074,389	35th percentile
Jay W. Rembolt	$267,000	$-	$141,793	$408,793	< 25th percentile
Michael J. Irwin	$303,000	$-	$94,529	$397,529	< 25th percentile
Michael L. Freeman	$300,000	$3,510	$141,793	$445,303	30th percentile
William B. Noble[2]	$320,923	$-	$94,529	$415,452	< 25th percentile

[1]Stock	Awards are reported at their grant date fair values. Information concerning such awards for fiscal year 2012 is set forth in the Grants of Plan-Based Awards table on page 34 of this proxy statement.

2Mr.	Noble’s salary amount has been converted from pounds sterling at an average annual exchange rate for fiscal year 2012 of $1.5809 per pound.

For fiscal year 2012, total compensation for our NEOs was assessed by the external, independent consulting firm retained by the Committee. In reviewing total compensation for the NEOs, the Committee also reviews the Company’s relative performance against the peer group. Actual total compensation received by most of the executive officers was below the 25th percentile relative to market. Our CEO’s total compensation received was at the 35th percentile and total compensation received for our Division President, Americas was at the 30th percentile. These market position comparisons are based on the blended analysis from the Committee’s compensation consultant which incorporates proxy analysis and broader market information from global compensation survey sources as discussed above under the heading, Compensation Benchmarking.

Other Compensation Policies

Exchange Act Rule 10b5-1 Trading Plans and Insider Trading Guidelines

The Company maintains insider trading guidelines, including transaction pre-approval requirements, applicable to our officers and directors required to report changes in beneficial ownership under Section 16 of the Exchange Act as well as certain other employees who can be expected to have access to material non-public information concerning the Company. These insider trading guidelines also require pre-approval of all trading plans adopted pursuant to Rule 10b5-1 promulgated under the Exchange Act. To avoid the potential for abuse, the Company’s policy with respect to such trading plans is that once adopted, trading plans are not subject to change or cancellation. Any such change or cancellation of an approved trading plan by an executive officer, director or employee covered by the Company’s insider trading guidelines in violation thereof will result in the Company’s refusal to approve future trading plan requests for that person.

Executive Officer Stock Ownership Guidelines

In December 2007, the Board of Directors approved guidelines for executive officer ownership of the Company’s common stock. The guidelines specify that each executive officer will be expected to attain, within a period of five years from the date of adoption of the guidelines, and to maintain thereafter, equity ownership in the Company valued at not less than one times his or her current base salary for executive officers other than our CEO and two times base salary for our CEO.

Our CEO’s higher required ownership guideline is consistent with the proportionately higher level of overall compensation received by our CEO as compared to the other NEOs, including proportionately higher levels of equity compensation. Valuation for purposes of the guidelines is to be determined at the higher of cost or current fair market value for shares of the Company’s common stock held outright and shares underlying vested RSUs then held. Vested stock options are valued on a net after tax basis assuming a 45% marginal tax rate on the stock option value equal to the current market price for the Company’s common stock less the option exercise price.

The Board of Directors believes that the stock ownership guidelines serve to improve alignment of the interests of our executive officers and the Company’s stockholders. At the present time, all of the NEOs have attained the requisite level of stock ownership.

As noted above under the heading Equity Compensation, the NEOs receive both time-vesting RSU awards and performance-vesting PSU awards. As these awards vest, shares of the Company’s common stock are issued to the NEOs and these shares may then be sold or retained, subject to the stock ownership guidelines described above. RSU and PSU awards held as of August 31, 2012, by the NEOs are set forth, together with stock options granted for fiscal years prior to 2009, in the Outstanding Equity Awards table on page 35 of this proxy statement. Each of the NEOs, other than Mr. Rembolt, hold vested RSU awards that must be retained until termination of employment as noted in the footnotes to the Security Ownership of Directors and Executive Officers table on pages 4-5 of this proxy statement.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) limits the deductibility of compensation payable in any tax year to certain covered executive officers (generally limited to the NEOs, but presently excluding the CFO pursuant to current Treasury Department guidance). Section 162(m) of the Code generally provides that a publicly-held company cannot deduct compensation paid to its most highly paid executive officers to the extent that such compensation exceeds $1 million per officer per taxable year. Compensation that is “performance-based” within the meaning of the Code does not count toward the $1 million limit. Compensation paid in fiscal year 2012 to the NEOs pursuant to the WD-40 Company Performance Incentive Compensation Plan approved by the stockholders at the Company’s 2008 Annual Meeting of Stockholders is intended to qualify as “performance-based” compensation. In addition, vested shares under PSU awards are intended to qualify as “performance-based” compensation upon the Settlement Date for such awards.

While the Compensation Committee attempts to maximize the deductibility of compensation paid to the NEOs, the Committee retains the flexibility necessary to provide total compensation in line with competitive practice, the Company’s compensation philosophy, and the interests of stockholders. Therefore, the Company may from time to time pay compensation to its executive officers that may not be deductible under Section 162(m).

Accounting Considerations

We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“ASC Topic 718”) for our stock-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and restricted stock awards, based on the grant date fair value of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of WD-40 Company’s Board of Directors has reviewed and discussed with management of the Company the Compensation Discussion and Analysis included in this proxy statement and the Company’s annual report on Form 10-K for the year ended August 31, 2012, and, based upon that review and discussion, recommended to the board that it be so included.

Compensation Committee

Richard A. Collato, Chair

Peter D. Bewley

Mario L. Crivello

Linda A. Lang

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s stock, to file with the Securities Exchange Commission initial reports of stock ownership and reports of changes in stock ownership. Reporting persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company during the last fiscal year and written representations that no other reports were required, except as described below, all Section 16(a) requirements were complied with by all persons required to report with respect to the Company’s equity securities during the last fiscal year.

On October 26, 2011, Mario L. Crivello filed a late report on Form 5 to report previously unreported gift transfers of shares in February 2010 and February 2011. On August 28, 2012, Maria M. Mitchell filed a late report on Form 4 to report an open market purchase of shares on August 23, 2012.

EXECUTIVE COMPENSATION

None of our executive officers has an employment agreement or other arrangement, whether written or unwritten, providing for a term of employment or compensation for services rendered other than under specific plans or programs described herein.

For fiscal year 2012, our executive officers received a base salary amount established by the Compensation Committee of the Board of Directors at the beginning of the fiscal year. In addition, each employee of the Company, including each executive officer, may receive bonus compensation under a Performance Incentive Program established at the beginning of the fiscal year by the Company and, for our executive officers, by the Committee. A complete description of the Performance Incentive Program is provided in the Compensation Discussion and Analysis section of this proxy statement under the heading Performance Incentive Program. Information regarding the target and maximum potential bonus compensation payable under the Performance Incentive Program for fiscal year 2012 is provided in the Grants of Plan-Based Awards table on page 34 of this proxy statement. The actual payouts under the Performance Incentive Program for fiscal year 2012 and further details regarding the program are provided in the Compensation Discussion and Analysis section of this proxy statement.

The following table shows information for the three fiscal years ended August 31, 2012, August 31, 2011 and August 31, 2010 concerning the compensation of our CEO, our CFO and the three most highly compensated executive officers other than the CEO and CFO as of the end of fiscal year 2012 (collectively, the “Named Executive Officers” or “NEOs”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Stock Awards[1]	Non-Equity Incentive Plan Compensation[2]	All Other Compensation[3]	Total
Garry O. Ridge	2012	$601,747	$472,642	$-	$68,303	$1,142,692
President and Chief	2011	601,747	590,144	-	72,486	1,264,377
Executive Officer	2010	573,092	513,344	550,027	68,573	1,705,036

Jay W. Rembolt	2012	$267,000	$141,793	$-	$73,665	$482,458
Vice President, Finance	2011	248,822	147,536	-	79,266	475,624
and Chief Financial Officer	2010	222,600	128,336	128,185	73,494	552,615

Michael J. Irwin	2012	$303,000	$94,529	$-	$72,498	$470,027
Executive Vice President,	2011	296,888	147,536	-	74,223	518,647
Strategic Development	2010	286,848	128,336	165,182	74,874	655,240

Michael L. Freeman	2012	$300,000	$141,793	$3,510	$73,073	$518,376
Division President,	2011	293,990	147,536	-	78,510	520,036
the Americas	2010	279,990	128,336	154,999	75,509	638,834

William B. Noble[4]	2012	$320,923	$94,529	$-	$77,056	$492,508
Managing Director Europe	2011	319,531	147,536	19,771	99,126	585,964
WD-40 Company (U.K.) Ltd.	2010	298,469	128,336	171,475	79,424	677,704

[1]Stock

Awards for fiscal years 2012, 2011 and 2010 are reported at their grant date fair values. Grant date fair value assumptions and related information is set forth in Note 14, Stock-based Compensation, to the Company’s financial statements included in the Company’s annual report on Form 10-K filed on October 22, 2012. Stock Awards consisting of performance share units (“PSUs”) awarded in fiscal years 2012, 2011 and 2010 are included based on the value of 100% of the target number of shares of the Company’s common stock to be issued upon achievement of the applicable performance measures. For achievement of the highest level of all applicable performance measures for the PSUs, NEOs will receive 150% of the target number of shares. For fiscal year 2012, the total amounts for Stock Awards based on the grant date fair values for all PSU awards based on the maximum number of shares to be received would be as follows: $614,406 for Mr. Ridge, $184,315 for Mr. Rembolt and Mr. Freeman and $122,890 for Mr. Irwin and Mr. Noble. Based on the actual number of vested PSU awards for those awards granted in fiscal years 2011 and 2010 (see the Compensation Discussion and Analysis section under the heading, Equity Compensation, for details relating to the vesting of PSUs awarded for fiscal year 2011), the total amounts for Stock Awards for fiscal years 2011 and 2010 for each of the NEOs would have been as follows: $406,039 and $370,139, respectively, for Mr. Ridge and $101,510 and $92,535, respectively, for each of the other NEOs.

[2]Amounts

reported as Non-Equity Incentive Plan Compensation represent incentive bonus payouts under the Company’s Performance Incentive Program as described in the narrative preceding the Summary Compensation Table and in the Compensation Discussion and Analysis section of this proxy statement. Threshold, target and maximum payouts for each of the NEOs for fiscal year 2012 are set forth in the Grants of Plan-Based Awards table on page 34 of this proxy statement.

[3]All

Other Compensation for each of the NEOs includes, among other nominal cost benefits, group medical, dental, vision, wellness, and life insurance benefit costs for each NEO other than Mr. Noble and supplemental health insurance costs for Mr. Noble (“welfare benefit costs”), employer profit sharing and matching contributions to the Company’s 401(k) Profit Sharing Plan for each NEO other than Mr. Noble and a U.K. retirement benefit for Mr. Noble, and vehicle allowance costs which include lease or depreciation expense, fuel, maintenance and insurance costs for each NEO other than Mr. Noble and a cash allowance and fuel for Mr. Noble. For fiscal year 2012, the welfare benefit costs for each NEO were as follows: Mr. Ridge - $10,673; Mr. Rembolt - $20,178; Mr. Irwin - $18,178; Mr. Freeman - $19,678; and Mr. Noble - $8,531. For fiscal year 2012, the profit sharing and matching contributions for each of the NEOs other than Mr. Noble were $41,667, and Mr. Noble’s retirement cost was $51,073. The vehicle allowance costs for each NEO for fiscal year 2012 were as follows: Mr. Ridge - $15,963; Mr. Rembolt - $11,820; Mr. Irwin - $12,653; Mr. Freeman - $11,728; and Mr. Noble - $17,453.

4Mr.

Noble’s Salary, Non-Equity Incentive Plan Compensation and All Other Compensation for each fiscal year have been converted from pounds sterling at average annual exchange rates for the year as follows: for fiscal year 2012 at $1.5809 per pound, for fiscal year 2011 at $1.5981 per pound and for fiscal year 2010 at $1.5674 per pound.

In December 2007, the Company’s stockholders approved the WD-40 Company 2007 Stock Incentive Plan to authorize the issuance of stock-based compensation awards to employees, directors and consultants. In addition to base salary and the Performance Incentive bonus, for fiscal year 2012 the executive officers were granted RSU and PSU awards under the Stock Incentive Plan. A description of the RSU and PSU awards is provided in the Compensation Discussion and Analysis section at page 24 of this proxy statement.

Information concerning the grant of RSU and PSU awards to the NEOs is provided in the following Grants of Plan-Based Awards table. The table also contains information with respect to Performance Incentive Program opportunity awards for fiscal year 2012 as described in the Compensation Discussion and Analysis section under the heading Performance Incentive Program on page 20 of this proxy statement. The table provides threshold, target and maximum payout information relating to the Company’s fiscal year 2012 Performance Incentive Program.

GRANTS OF PLAN-BASED AWARDS

Fiscal Year 2012

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards [2]			All Other Stock Awards: Number of Shares of Stock or Units [3] (#)	Grant Date Fair Value of Stock and Options Awards [4] ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Garry O. Ridge	10/11/2011	$1	$300,874	$601,747
	10/11/2011				3,579	7,158	10,737		$283,528
	10/11/2011							4,772 RSUs	$189,114

Jay W. Rembolt	10/11/2011	$1	$80,100	$160,200
	10/11/2011				1,073	2,147	3,220		$85,043
	10/11/2011							1,432 RSUs	$56,750

Michael J. Irwin	10/11/2011	$1	$90,900	$181,800
	10/11/2011				716	1,432	2,148		$56,722
	10/11/2011							954 RSUs	$37,807

Michael L. Freeman	10/11/2011	$1	$90,000	$180,000
	10/11/2011				1,073	2,147	3,220		$85,043
	10/11/2011							1,432 RSUs	$56,750

William B. Noble[5]	10/11/2011	$1	$96,277	$192,554
	10/11/2011				716	1,432	2,148		$56,722
	10/11/2011							954 RSUs	$37,807

[1] The

Estimated Future Payouts Under Non-Equity Incentive Plan Awards represent Threshold, Target and Maximum payouts under the WD-40 Company Performance Incentive Plan for bonuses payable for fiscal 2012 performance. The Target amount represents fifty percent of the Maximum payout for each NEO. The Maximum amount represents the bonus opportunity for each NEO that assumes full achievement of the performance measures for each of the first two levels of the Performance Incentive Program (as more fully discussed above in the Compensation Discussion and Analysis section under the heading, Performance Incentive Program) and attainment by the Company of a level of Global EBITDA sufficient to maximize such payouts under the Performance Incentive Program’s third level formula applicable to all employees.

[2] The

Estimated Future Payouts Under Equity Incentive Plan Awards represent the Threshold, Target and Maximum number of shares to be issued upon performance vesting of PSU awards as described in the Compensation Discussion and Analysis section under the heading, Equity Compensation.

[3] All	Other Stock Awards represent RSUs described in the Compensation Discussion and Analysis section under the heading, Equity Compensation.

[4] Information	relating to the Grant Date Fair Value of Stock Awards is included in footnote 1 to the Summary Compensation Table on page 33 of this proxy statement.

[5] The

Target and Maximum amounts for Mr. Noble’s Estimated Future Payouts Under Non-Equity Incentive Plan Awards have been converted from pounds sterling at an average annual exchange rate for fiscal year 2012 of $1.5809 per pound.

The following table provides detailed information concerning the unexercised stock options and RSU and PSU awards that were not vested as of the end of the last fiscal year for each of the NEOs.

OUTSTANDING EQUITY AWARDS

At 2012 Fiscal Year End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) [1]	Market Value of Shares or Units of Stock That Have Not Vested ($) [2]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) [3]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) [4]
Garry O. Ridge					11,108	$542,181	16,758	$817,958
	60,000	-	36.03	10/16/17

Total	60,000	-			11,108	$542,181	16,758	$817,958

Jay W. Rembolt					3,016	$147,211	4,547	$221,939
	5,000	-	29.30	9/23/13
	5,000	-	27.67	10/19/14
	5,000	-	27.27	10/18/15
	5,000	-	35.99	10/17/16
	6,160	-	36.03	10/16/17

Total	26,160	-			3,016	$147,211	4,547	$221,939

Michael J. Irwin					2,538	$123,880	3,832	$187,040
	-	-

Total	-	-			2,538	$123,880	3,832	$187,040

Michael L. Freeman					3,016	$147,211	4,547	$221,939
	3,501	-	36.03	10/16/17

Total	3,501	-			3,016	$147,211	4,547	$221,939

William B. Noble					2,538	$123,880	3,832	$187,040
	5,000	-	29.30	9/23/13
	10,000	-	35.99	10/17/16
	20,000	-	36.03	10/16/17

Total	35,000	-			2,538	$123,880	3,832	$187,040

[1] Represents	RSU awards to the NEOs that were not vested as of the fiscal year end.

[2] The	Market Value of the RSU awards at fiscal year end was $48.81 per unit, determined by reference to the closing price for the Company’s common stock as of August 31, 2012.

[3] Represents

the target number of shares to be issued with respect to PSU awards granted to the NEOs that were not vested as of the fiscal year end. The target number of shares to be issued with respect to PSU awards equals the number of shares to be issued with respect to the PSU awards upon achievement of the mid-point target level of performance for such PSU awards as described above in the Compensation Discussion and Analysis section under the heading, Equity Compensation.

[4] The

Market Value of the target number of shares to be issued with respect to unvested PSU awards at fiscal year end was $48.81 per share, determined by reference to the closing price for the Company’s common stock as of August 31, 2012.

The following table sets forth the number of shares of the Company’s common stock acquired on exercise of stock options in the Company’s last fiscal year and the aggregate dollar value realized on exercise of such stock options for the NEOs. The table also sets forth the number of shares of the Company’s common stock acquired upon the vesting of RSU and PSU awards in the Company’s last fiscal year and the aggregate dollar value realized with respect to such vested RSU and PSU awards. Information concerning vested PSU awards granted in October 2010 having a performance measurement period ending as of August 31, 2012 is provided in the Compensation Discussion and Analysis section of this proxy statement under the heading, Equity Compensation.

OPTION EXERCISES AND STOCK VESTED

Fiscal Year 2012

Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise[1] ($)	Number of Shares Acquired on Vesting[2] (#)	Value Realized on Vesting[3] ($)
Garry O. Ridge	35,000	$413,572	13,384	$601,343
Jay W. Rembolt	6,504	$92,200	4,088	$183,674
Michael J. Irwin	-	$-	4,088	$183,674
Michael L. Freeman	11,199	$141,018	4,088	$183,674
William B. Noble	-	$-	4,088	$183,674

[1] The

Value Realized on Exercise is calculated by subtracting the aggregate exercise price for the shares of the Company’s common stock acquired upon exercise of the stock options from the fair market value price of such shares as of the date of exercise. The fair market value price of each share at exercise is the actual trade price for the share if sold in a cashless exercise transaction, otherwise by the closing price as of the date of exercise.

[2] The	Number of Shares Acquired on Vesting for each NEO includes shares of the Company’s common stock issued upon vesting of RSU and PSU awards on October 20, 2011.

[3] The

Value Realized on Vesting for shares of the Company’s common stock issued on October 20, 2011 is calculated based on the number of vested RSU and PSU awards multiplied by the closing price of $44.93 for the Company’s common stock as of that date.

Supplemental Death Benefit Plans and Supplemental Insurance Benefits

The Company maintains Supplemental Death Benefit Plans for the NEOs other than Mr. Noble. Under the death benefit plan agreements, the NEO’s designated beneficiary or estate, as applicable, will receive a death benefit equal to the NEO’s then current base salary in the event of his death prior to retirement from the Company. All of the NEOs are also eligible to receive life insurance benefits offered to all employees of the Company and, in the case of Mr. Noble, to all employees of the Company’s U.K. subsidiary.

The death benefits under the Supplemental Death Benefit Plans are not formally funded but the Company has purchased key man life insurance policies owned by the Company to cover its benefit obligations. The Board of Directors has determined which key employees participate in the plans and the amount of the benefit payable for each participant. Non-employee directors do not have death benefit plan agreements.

Based upon their fiscal year 2012 base salaries, the supplemental death benefit to be provided to the NEOs other than Mr. Noble as of the end of fiscal year 2012 would have been as set forth in the following table.

Executive Officer	Death Benefit
Garry O. Ridge	$601,747
Jay W. Rembolt	$267,000
Michael J. Irwin	$303,000
Michael L. Freeman	$300,000
William B. Noble	$-

Change of Control Severance Agreements

Each executive officer serves at the pleasure of the Board of Directors. On February 14, 2006, the Company entered into Change of Control Severance Agreements (“Severance Agreements”) with each of the executive officers identified in the Summary Compensation Table above, with the exception of Mr. Rembolt. On October 16, 2008, the Company entered into a Severance Agreement with Mr. Rembolt. The Severance Agreements provide that each executive officer will receive certain severance benefits if his employment is terminated without “Cause” or if he resigns for “Good Reason”, as those terms are defined in the Severance Agreements, within two years after a “Change of Control” as defined in the Severance Agreements and summarized below. If the executive officer’s employment is terminated during the aforementioned two-year period by the Company without “Cause” or by the executive officer for “Good Reason”, the executive officer will be entitled to a lump sum payment (subject to limits provided by reference to Section 280G of the Internal Revenue Code which limits the deductibility of certain payments to executives upon a change in control) of twice the executive officer’s salary, calculated based on the greater of the executive officer’s then current annual salary or a five-year average, plus twice the executive officer’s bonus compensation, calculated based on the greater of the most recent annual bonus compensation or a five-year average. Further, any of the executive officer’s outstanding stock options and other equity incentive awards that are not then fully vested will be accelerated and vested in full following such termination of employment within such two-year period and the executive officer will be entitled to continuation of health and welfare benefits under the Company’s then existing benefit plans or equivalent benefits for a period of up to two years from the date of termination of employment. No employment rights or benefits other than the change of control severance benefits described in this paragraph are provided by the Severance Agreements.

For purposes of the Severance Agreements and subject to the express provisions and limitations contained therein, a “Change of Control” means a transaction or series of transactions by which a person or persons acting together acquire more than 30% of the Company’s outstanding shares; a change in a majority of the incumbent members of the Company’s Board of Directors as specified in the Severance Agreements, a reorganization, merger or consolidation as specified in the Severance Agreements or a sale of substantially all of the assets or complete liquidation of the Company. As specified more particularly in the Severance Agreements, a “Change of Control” does not include a reorganization, merger or consolidation or a sale or liquidation where a majority of the incumbent members of the Company’s Board of Directors continue in office and more than 60% of the successor company’s shares are owned by the Company’s pre-transaction stockholders.

The Severance Agreements have a term of two years, subject to automatic renewal for successive two year periods unless notice of non-renewal is provided by the Company’s Board of Directors not less than six months prior to the end of the current term. The term of the Severance Agreements will be automatically extended for a term of two years following any “Change of Control.”

The following table sets forth the estimated amounts payable to each of the NEOs pursuant to their respective Severance Agreements on the assumption that the employment of each NEO was terminated without “Cause” or otherwise for “Good Reason” effective as of the end of fiscal year 2012 following a “Change of Control” as provided for in the Severance Agreements. The table also includes the value, as of the end of the fiscal year, of all RSU and PSU awards that were not vested as of the end of fiscal year 2012.

Executive Officer	Severance Pay[1]	Welfare Benefits[2]	Accelerated Vesting of RSUs and PSUs[3]	Total Change of Control Severance Benefits
Garry O. Ridge	$1,629,341	$21,346	$1,360,139	$3,010,826
Jay W. Rembolt	$632,196	$40,356	$369,150	$1,041,702
Michael J. Irwin	$741,796	$36,356	$310,920	$1,089,072
Michael L. Freeman	$693,970	$39,356	$369,190	$1,102,516
William B. Noble	$823,192	$17,062	$310,920	$1,151,174

[1]For

each NEO, Severance Pay includes two times the reported fiscal year 2012 base salary plus two times the 5 year average amount of bonus compensation paid to the NEOs for the fiscal years 2007 through 2011.

[2]For

each NEO, Welfare Benefits includes an estimate of the Company’s cost to provide 2 years of continuation coverage under the Company’s welfare benefit plans, which does not include life insurance or long-term disability insurance.

[3]The

value included for accelerated vesting of RSU and PSU awards equals the value of the RSU and PSU awards that were not vested at $48.81 for each RSU and PSU based on the closing price for the Company’s common stock as of August 31, 2012. PSUs are valued for this purpose based upon the Target Number of shares of the Company’s common stock to be issued with respect to the PSUs as described above in the Compensation Discussion and Analysis section under the heading, Equity Compensation, in the event of the acceleration of vesting thereof pursuant to the NEOs’ Severance Agreements and PSU Award Agreements.

ITEM NO. 3

APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS

UNDER THE WD-40 COMPANY 2007 STOCK INCENTIVE PLAN

The Company currently maintains the WD-40 Company 2007 Stock Incentive Plan (the “2007 Plan”) to provide for the grant of equity-based compensation awards (“Awards”) to employees, directors and consultants of the Company. The 2007 Plan was approved by stockholders at the Company’s 2007 Annual Meeting of Stockholders on December 11, 2007 and the 2007 Plan became effective as of that date. In order to allow certain performance-based awards under the 2007 Plan to continue to qualify as tax-deductible “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Board of Directors is asking stockholders to re-approve the material terms of the performance goals under the 2007 Plan.

Stockholders are being asked only to re-approve the material terms of the performance goals under the 2007 Plan at the Annual Meeting of Stockholders. These terms are the same as those that the stockholders previously approved in 2007. Stockholders are not being asked to approve any amendment to the 2007 Plan or to approve the 2007 Plan itself. Importantly, the Board of Directors is not asking stockholders to approve an increase in the number of shares of the Company’s common stock (“Shares”) available for grant under the 2007 Plan or to extend the term of the 2007 Plan, which will terminate on December 10, 2017.

If the stockholders do not approve the material terms of the performance goals for performance-based Awards, there will be no impact on the terms of the 2007 Plan. The 2007 Plan will continue to remain in existence and equity-based compensation grants may continue to be made in accordance with the terms of the 2007 Plan. The only impact on the Company will be that the entire value of certain Awards that are based on the achievement of one or more performance goals may no longer qualify for a tax deduction under the Code as a result of the limitations imposed under Section 162(m) of the Code.

The Board of Directors believes that it is in the best interests of the Company and its stockholders to enable the Company to implement equity-based compensation arrangements that qualify as fully tax deductible performance-based compensation under the 2007 Plan. The Board of Directors is therefore asking stockholders to re-approve, for Section 162(m) purposes, the material terms of the performance goals under the 2007 Plan as described in the paragraphs that follow.

In general, Section 162(m) places a limit on the deductibility for federal income tax purposes of the compensation paid to the Company’s CEO and to any of the Company’s three most highly compensated executive officers (other than the Company’s CEO and CFO). Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year is not generally deductible. However, compensation that qualifies as “performance-based” under Section 162(m) does not count against the $1 million limitation. One of the requirements of performance-based compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company’s stockholders. In addition, Section 162(m) provides that if the Company’s Compensation Committee (the “Committee”) retains the authority to select, change or otherwise specify the targets for performance goals under the plan providing for such performance-based compensation, then the Company must, no later than the first meeting of stockholders that occurs in the fifth year following the year in the which prior stockholder approval was obtained, again disclose the material terms of the performance goals to stockholders for re-approval.

For purposes of Section 162(m), the material terms of the performance goals under the 2007 Plan include (a) the employees eligible to receive compensation, (b) a description of the business criteria on which the performance goal is based and (c) the maximum amount of compensation that can be paid to an employee under the performance goal. Each of these aspects of the 2007 Plan is discussed in summary below, and stockholder approval of this Item will be deemed to constitute approval of each of these aspects of the 2007 Plan for purposes of the approval requirements of Section 162(m) of the Code.

The following summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the 2007 Plan, a copy of which is available from the SEC and was publicly filed with the SEC on October 22, 2012 as Exhibit 10(a) to the Company’s Annual Report on Form 10-K for the year ended August 31, 2012. Capitalized terms used herein and not defined shall have the same meanings as set forth in the 2007 Plan.

Material Terms of the Performance Goals for Performance-Based Awards under the 2007 Plan

Types of Performance-Based Awards and Maximum Amount of Compensation

The 2007 Plan permits the grant of the following types of incentive Awards: (1) Stock Options (qualified and non-qualified), (2) Stock Appreciation Rights (“SARs”), (3) Restricted Stock, (4) Restricted Stock Units (“RSUs”), (5) Performance Shares, (6) Performance Units and (7) Other Stock-Based Awards. Awards of Restricted Stock, RSUs, Performance Shares (and Other Stock-Based Awards (referred to below as “Share-Based Awards”) and Awards of Performance Units (referred to below as “Cash-Based Awards”) may include performance vesting terms and conditions.

Share-Based Awards

Each Restricted Stock, RSU and Performance Share award will be evidenced by an Award Agreement that will specify the purchase price (if any) and such other terms and conditions as the Committee shall determine. The Committee will have the discretion to determine (i) the number of Shares subject to a Restricted Stock, RSU or Performance Share Award granted to any Participant and (ii) the performance-based conditions that must be satisfied for grant or vesting, provided that there shall be a minimum vesting period of one (1) year.

The Committee may grant Other Stock-Based Awards that may include, without limitation, grants of Shares based on attainment of performance goals, payment of Shares as a bonus in lieu of cash based on performance goals and the payment of Shares in lieu of cash under other Company incentive or bonus programs. The Committee will have the discretion to determine the vesting of any such Award, provided that, except as specified in an Award Agreement upon a termination of employment or a Change in Control or Subsidiary Disposition, there shall be a minimum vesting period of one (1) year, provided that an Award for payment of Shares in lieu of cash under other Company incentive or bonus programs shall not be subject to a minimum vesting period.

In order that Share-Based Awards subject to vesting upon attainment of specified performance goals may qualify as performance-based compensation under Section 162(m) of the Code, no Participant may be granted Awards of Restricted Stock, RSUs, Performance Shares or Other Stock-Based Awards with respect to more than 125,000 Shares in any one year period, provided that such limit is increased to 250,000 Shares for a Participant during the year following his or her date of hire.

Cash-Based Awards

Performance Units are similar to Performance Shares, except that they are cash-based and may be settled in Shares, cash or a combination of the two. The Shares available for issuance under the 2007 Plan will not be diminished as a result of the settlement of a Performance Unit in cash. Each Performance Unit grant will be evidenced by an Award Agreement that will specify such terms and performance-based conditions as may be determined at the discretion of the Committee, provided that there shall be a minimum vesting period of one (1) year.

In order that Performance Unit Awards may qualify as performance-based compensation under Section 162(m), no Participant shall be granted a Performance Unit Award providing for a payment value of more than $2,500,000 in any one fiscal year.

Eligibility to Receive Awards

The 2007 Plan provides that Awards may be granted to employees, directors or consultants of the Company or its subsidiaries. The Company has 379 total employees currently eligible to participate in the 2007 Plan, 32 of which are presently identified as participants, having received Awards under the 2007 Plan on October 25, 2012. All non-employee directors are eligible to participate in the 2007 Plan. No consultants have been identified as prospective participants.

Performance Measures for Performance-Based Awards

As noted above, certain Awards under the 2007 Plan will be intended to qualify as performance-based compensation for purposes of tax deductibility under Section 162(m) of the Code. For any such Award, the Committee will establish the performance objectives to be used within 90 days after the commencement of the specified Performance Period (being at least one (1) year). The performance objectives to be used shall be selected from the following list of measures (collectively, the “Performance Measures”): total shareholder return, stock price, net customer sales, volume, gross profit, gross margin, operating profit, operating margin, management profit, earnings from continuing operations (including derivatives thereof before interest, taxes, depreciation and/or amortization), earnings per share from continuing operations, net operating profit after tax, net earnings, net earnings per share, brand contribution to earnings, return on assets, return on investment, return on equity, return on invested capital, cost of capital, average capital employed, cash value added, economic value added, cash flow, cash flow from operations, working capital, working capital as a percentage of net customer sales, asset growth, asset turnover, market share, customer satisfaction and employee satisfaction. The targeted level or levels of performance with respect to the Performance Measures may be established at such levels and on such terms as the Committee may determine, in its discretion, on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries, business segments or functions, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. Unless otherwise determined by the Committee, measurement of the Performance Measures above shall exclude the impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, as well as the cumulative effects of tax or accounting changes, each as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other filings with the SEC. Awards that are not intended to qualify as performance-based compensation under Section 162(m) of the Code may be based on these or such other performance targets as the Committee may determine.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the shares of common stock represented and entitled to vote at the Annual Meeting of Stockholders is required to approve the material terms of the performance goals under the 2007 Plan. The persons designated in the enclosed proxy will vote your shares FOR approval unless you include instructions to the contrary. The Board of Directors urges stockholders to vote in favor of approval of the material terms of performance goals under the WD-40 Company 2007 Stock Incentive Plan.

ITEM NO. 4

APPROVAL OF THE WD-40 COMPANY PERFORMANCE INCENTIVE COMPENSATION PLAN

On June 24, 2008, the Board of Directors adopted the WD-40 Performance Incentive Compensation Plan (the “Incentive Plan”). The Incentive Plan was first approved by the Company’s stockholders at the Annual Meeting of Stockholders on December 9, 2008. The Board of Directors is now seeking stockholder re-approval of the Incentive Plan to allow bonuses paid under the Incentive Plan to continue to qualify as tax deductible “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

By its terms, the Incentive Plan will remain in effect until August 31, 2014, or until such time as it is extended by re-approval by the stockholders or otherwise terminated by the Compensation Committee (the “Committee”) of the Board of Directors. On June 19, 2012, the Board of Directors amended the Incentive Plan to extend its term and to provide for its termination on August 31, 2018. No other changes to the Incentive Plan were made by the Board of Directors by this amendment. The Board of Directors believes re-approval of the Incentive Plan at the same time as stockholders are being asked to approve the material terms of the performance goals under the WD-40 Company 2007 Stock Incentive Plan is appropriate since the reason for approval of each item is the same. It is anticipated that these matters will be submitted together for stockholder approval every five years as required by applicable regulations under Section 162(m) of the Code.

If the stockholders do not re-approve the Incentive Plan, the Incentive Plan will continue to remain effective through August 31, 2014 and performance-based compensation awards under the Incentive Plan for fiscal years through August 31, 2014 will continue to qualify for tax deductibility provided that all other requirements for tax deductibility under federal income tax law are satisfied. However, unless the Incentive Plan is re-approved by the stockholders prior to August 31, 2014, the entire amount of future performance-based incentive bonus compensation paid to certain of the NEOs may no longer qualify for a tax deduction under the Code as a result of the limitations imposed under Section 162(m).

Incentive Plan Summary

The following paragraphs provide a summary of the principal features of the Incentive Plan. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Incentive Plan, which is attached to this proxy statement as Appendix A. Capitalized terms used herein and not defined shall have the same meanings as set forth in the Incentive Plan.

Purpose.  The purpose of the Incentive Plan is to enhance the Company’s ability to attract and retain highly qualified executives and provide such executives with additional financial incentives (referred to herein as “Awards”) to promote the success of the Company and its Subsidiaries. Awards granted under the Incentive Plan are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

Eligibility.   Participation in the Incentive Plan is limited to corporate officers of the Company selected by the Committee to participate in the Incentive Plan (collectively “Participants”). The Participants are intended to include any officer determined to be a “covered employee” of the Company within the meaning of Section 162(m) of the Code. Although the Incentive Plan is limited to such corporate officers, the Company maintains a Performance Incentive Program for the payment of bonus compensation to all Company employees on substantially the same terms as are provided for in the Incentive Plan. The Incentive Plan is formalized to cover the corporate officer Participants and has been submitted to the stockholders for approval in order to qualify the Incentive Plan compensation paid to such Participants as tax deductible “performance-based compensation” within the meaning of Section 162(m) of the Code.

Administration.  The Incentive Plan will be administered by the Compensation Committee of the Board of Directors. Except as otherwise provided by the Board of Directors and subject to applicable laws, the Committee has the full and final authority in its discretion to establish rules and take all actions determined by the Committee to be necessary in the administration of the Incentive Plan, including, without limitation, interpreting the terms of the Incentive Plan and any related documents, rules, or regulations and deciding all questions of fact arising in their application. All decisions, determinations and interpretations of the Committee are final, binding and conclusive on all persons, including the Company, its Subsidiaries, its stockholders, the Participants and their estates and beneficiaries.

Awards.  Within 90 days after the commencement of each fiscal year, the Committee shall select the Participants to whom bonus compensation (an “Award”) may be paid under the Incentive Plan and establish in writing (i) an objective Performance Goal or Goals for each Participant for the fiscal year based on one or more Performance Measures; (ii) the Award amounts to be paid to each Participant to the extent the specified Performance Goal or Goals are achieved (the “Target Award”); and (iii) establish the method by which the Target Award will be calculated.

Performance Measures.  The Performance Goals established by the Committee for Participants are based on the relative achievement of one or more Performance Measures. The following measures may be selected as Performance Measures: total shareholder return, stock price, net customer sales, volume, gross profit, gross margin, operating profit, operating margin, management profit, earnings from continuing operations (including derivatives thereof before interest, taxes, depreciation and/or amortization), earnings per share from continuing operations, net operating profit after tax, net earnings, net earnings per share, brand contribution to earnings, return on assets, return on investment, return on equity, return on invested capital, cost of capital, average capital employed, cash value added, economic value added, cash flow, cash flow from operations, working capital, working capital as a percentage of net customer sales, asset growth, asset turnover, market share, customer satisfaction and employee satisfaction.

Performance Period.  The period for measurement of relative achievement of the Performance Goals under the Incentive Plan is the Company’s fiscal year and in order to receive the Target Award, a Participant must be employed by the Company or a Subsidiary on August 31 of the applicable fiscal year.

Maximum Award.  The maximum Award that may be paid to any Participant under the Incentive Plan for any fiscal year is $2 million.

Committee Certification.  As soon as practicable after the end of each fiscal year, the Committee will determine the amount of the Awards to be paid to each Participant for the fiscal year based on the relative achievement of the Performance Goals established for each Participant. The Committee must certify such determination in writing.

Payment of Awards.  All Awards will be paid in cash. Awards shall be paid to Participants following the Committee’s certification no later than ninety (90) days after the close of the fiscal year.

Non-Transferability of Awards.  Unless otherwise determined by the Committee, an Award granted under the Incentive Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner by any Participant. During the lifetime of the Participant, payment of an Award shall only be made to such Participant. The Committee may, however, establish procedures necessary for a Participant to designate a beneficiary to whom any amounts would be payable in the event of the Participant’s death.

Amendment and Termination.  The Committee may at any time suspend, revise, amend or terminate the Incentive Plan, in whole or in part, provided, however, that no amendment that requires stockholder approval in order to maintain qualification of the Awards as performance-based compensation under Section 162(m) of the Code shall be made without such approval. If changes are made to Section 162(m) of the Code or the related regulations that permit greater flexibility with respect to any Award, the Committee may make adjustments to the Incentive Plan and/or Awards as it deems appropriate.

Benefits to Be Received Upon Stockholder Approval.  If the Incentive Plan is re-approved by the Company’s stockholders, the Incentive Plan will continue to be effective through December 10, 2017. The Company’s Performance Incentive Program applicable to all Company employees, including benefits provided under the Incentive Plan to the NEOs, is described in further detail in the Compensation Discussion and Analysis section of this proxy statement at pages 16 to 30. Information concerning Incentive Plan Awards granted to the NEOs for fiscal year 2012 is included in the Grants of Plan-Based Awards Table on page 34 of this proxy statement. Since stockholder approval of the Incentive Plan is only required to properly qualify performance-based bonus compensation for tax deductibility under Section 162(m) of the Code, no compensation benefits payable to the NEOs are dependent upon stockholder approval of the Incentive Plan.

Federal Income Tax Consequences

The following is a brief summary of the material U.S. federal income tax consequences associated with Awards granted under the Incentive Plan. The summary is based on existing

U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a Participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the Participant may reside.

Participants will recognize ordinary income equal to the amount of the Award received in the year of receipt. That income will be subject to applicable income and employment tax withholding by the Company. If and to the extent that the Incentive Plan payments satisfy the requirements of Section 162(m) of the Code and otherwise satisfy the requirements for tax deductibility under federal income tax law, the Company will receive a tax deduction for the amount constituting ordinary income to the Participant.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the shares of common stock represented and entitled to vote at the Annual Meeting of Stockholders is required to re-approve the Incentive Plan. The persons designated in the form of proxy accompanying this proxy statement will vote your shares FOR approval unless you include instructions to the contrary. The Board of Directors urges stockholders to vote in favor of re-approval of the WD-40 Company Performance Incentive Compensation Plan.

AUDIT COMMITTEE REPORT

Each year the Board of Directors appoints an Audit Committee to fulfill regulatory requirements and to assist the Board in oversight of the Company’s financial reporting, internal control functions and audit process. Each member of the Audit Committee meets the independence requirements set by the Nasdaq Stock Market.

The responsibilities of the Audit Committee include the selection and appointment of an independent registered public accounting firm to be hired as the Company’s independent accountants. The Audit Committee is also responsible for recommending to the Board that the Company’s consolidated financial statements be included in its annual report on Form 10-K.

With respect to the preparation and audit of the Company’s consolidated financial statements, management is responsible for the preparation of the financial statements; the establishment of accounting and financial reporting principles; the establishment of disclosure controls and procedures; the establishment of internal control over financial reporting; the evaluation of the effectiveness of both disclosure controls and procedures and internal control over financial reporting; and the evaluation of changes in internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion as to whether the consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee has reviewed the consolidated financial statements of the Company for the fiscal year ended August 31, 2012. The Audit Committee has discussed the preparation of the consolidated financial statements with management and with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, and the Audit Committee has met separately with PricewaterhouseCoopers LLP and with management to discuss issues relating to the preparation and audit of the financial statements.

For the fiscal year ended August 31, 2012, management has completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee has been kept apprised of management’s activities in the completion of such work and evaluation and the Audit Committee has provided oversight and advice with respect to the process undertaken by management. The Audit Committee will continue to oversee such work being undertaken by the Company for the fiscal year ending August 31, 2013.

The Audit Committee has taken the following steps in making its recommendation that the Company’s consolidated financial statements be included in its annual report on Form 10-K for the fiscal year ended August 31, 2012:

1.	At regularly scheduled meetings of the Audit Committee, management and PricewaterhouseCoopers LLP provided periodic reports as to the work undertaken by the Company to complete the documentation, testing and evaluation of the Company’s system of internal control over financial reporting. Upon completion of such work and upon preparation of the Company’s consolidated financial statements for the year ended August 31, 2012, the Audit Committee reviewed a report provided by management on the effectiveness of the Company’s internal control over financial reporting;

2.	The Audit Committee discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for the fiscal year ended August 31, 2012, those matters required to be discussed by Statement on Auditing Standards No. 61 and Public Company Accounting Oversight Board Auditing Standard No. 2, including information concerning the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process;

3.	The Audit Committee discussed with PricewaterhouseCoopers LLP its independence and received from PricewaterhouseCoopers LLP a letter concerning independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure helped the Audit Committee in evaluating such independence;

4.	The Audit Committee reviewed and discussed with the Company’s management and PricewaterhouseCoopers LLP the Company’s audited consolidated balance sheet at August 31, 2012, and the related consolidated statements of operations, of shareholders’ equity and comprehensive income and of cash flows for the fiscal year ended August 31, 2012; and

5.	The Audit Committee has reviewed PricewaterhouseCoopers LLP’s Report of Independent Registered Public Accounting Firm and Management’s Report on Internal Control over Financial Reporting included in the Company’s annual report on Form 10-K for the fiscal year ended August 31, 2012.

Based on the reviews and discussions explained above, the Audit Committee recommended to the Board that the Company’s consolidated financial statements be included in its annual report on Form 10-K for its fiscal year ended August 31, 2012. PricewaterhouseCoopers LLP has been selected to serve as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2013.

Giles H. Bateman (Chairman)

Richard A. Collato

Gregory A. Sandfort

Neal E. Schmale

ITEM NO. 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company to audit the consolidated financial statements of the Company for fiscal year 2013. Although ratification by stockholders is not required by law, the Audit Committee has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee may reconsider its selection.

A majority of the votes of the common stock present or represented at the meeting is required for approval. Broker non-votes will be voted in favor of approval. PricewaterhouseCoopers LLP acted as the Company’s independent registered public accounting firm during the past fiscal year and, unless the Audit Committee appoints new independent accountants, PricewaterhouseCoopers LLP will continue to act in such capacity during the current fiscal year. It is anticipated that a representative of Pricewaterhouse-Coopers LLP will attend the Annual Meeting of Stockholders, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit products and services provided by the independent registered public accounting firm. These products and services may include audit services, audit-related services, tax services, software and other products or services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent accountants and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent public accountants in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. The possible effect on the independence of the public accountants is considered by the Audit Committee. There is no direct or indirect understanding or agreement that places a limit on current or future years’ audit fees or permissible non-audit product and services.

Audit Fees

PricewaterhouseCoopers LLP has provided audit services to the Company for each of the past two fiscal years. Audit fees consist of fees for professional services rendered for the audit of the Company’s consolidated annual financial statements, the review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for audit services performed for the Company for the past two fiscal years were $655,458 for the year ended August 31, 2011 and $677,622 for the year ended August 31, 2012.

Audit-Related Fees

Audit-related services consist of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” No such audit-related services were performed by PricewaterhouseCoopers LLP or billed to the Company for the year ended August 31, 2011 or the year ended August 31, 2012.

Tax Fees

Tax fees consist of tax compliance, tax advice, tax consulting or tax planning services provided by PricewaterhouseCoopers LLP to the Company. The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for international tax planning services were $8,848 for the year ended August 31, 2011. The aggregate fees billed to date to the Company by PricewaterhouseCoopers LLP in connection with intercompany transfer pricing consulting services were $40,000 for the year ended August 31, 2012.

All Other Fees

Other fees for services provided by PricewaterhouseCoopers LLP for fiscal years 2011 and 2012 consisted of fees for access provided by PricewaterhouseCoopers LLP to its online research reference materials. The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for other services performed for the Company were $1,800 for both the year ended August 31, 2011 and for the year ended August 31, 2012.

STOCKHOLDER PROPOSALS

Stockholder proposals must be received by the Company no sooner than May 6, 2013 and not later than July 5, 2013 to be included in the Proxy Statement and form of Proxy for the next annual meeting. Any proposal submitted outside of these dates will be considered untimely in order to be considered at the Company’s 2013 Annual Meeting of Stockholders in accordance with the Company’s Bylaws.

By Order of the Board of Directors

Maria M. Mitchell

Secretary

Dated:  November 1, 2012

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE,

STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE

ACCOMPANYING FORM OR FORMS OF PROXY IN THE ENCLOSED ENVELOPE.

APPENDIX A

WD-40 COMPANY

AMENDED AND RESTATED

PERFORMANCE INCENTIVE COMPENSATION PLAN

1.  Purpose.    The purpose of The WD-40 Company Performance Incentive Compensation Plan (the “Plan”) is to provide an incentive for corporate officers and to recognize and reward those officers. The Company’s executive officers are eligible to earn short-term incentive awards under this Plan.

2.  Definitions.  The following terms will have the following meaning for purposes of the Plan:

(a)  “Award” means a bonus paid in Cash as provided for under Section 4(a) of the Plan.

(b)  “Board” means the Board of Directors of the Company.

(c)  “Code” means the Internal Revenue Code of 1986, as amended.

(d)  “Committee” means the Compensation Committee of the Board, or such other Committee designated by the Board to administer the Plan provided that the Committee shall consist of two or more persons, each of whom is an “outside director” within the meaning of Section 162(m) of the Code.

(e)  ”Company” means WD-40 Company, a Delaware corporation.

(f)  “Participant” means a corporate officer of the Company or a Subsidiary selected by the Committee to participate in the Plan.

(g)  “Performance Measure” means the following measures of performance: total shareholder return, Stock price, net customer sales, volume, gross profit, gross margin, operating profit, operating margin, management profit, earnings from continuing operations (including derivatives thereof before interest, taxes, depreciation and/or amortization), earnings per share from continuing operations, net operating profit after tax, net earnings, net earnings per share, brand contribution to earnings, return on assets, return on investment, return on equity, return on invested capital, cost of capital, average capital employed, cash value added, economic value added, cash flow, cash flow from operations, working capital, working capital as a percentage of net customer sales, asset growth, asset turnover, market share, customer satisfaction, and employee satisfaction.

A Performance Measure may be applied by the Committee as a measure of the performance of any, all, or any combination of the following: the Company, a Subsidiary, an operating segment, a division or other reporting unit of the Company or a Subsidiary, or of one or more brands or product lines of the Company or a Subsidiary.

(h)  “Performance Goal(s)” means the goal or goals established for a Participant by the Committee in accordance with Section 4(a).

(i)  “Stock” means the Company’s $.001 par value common stock.

(j)  “Subsidiary” means any corporation in which the Company, directly or indirectly, controls 50 percent or more of the total combined voting power of all classes of stock.

(k)  “Target Award” means the maximum amount of the Award established for each Participant by the Committee in accordance with Section 4(a).

(l)  “Year” means a fiscal year of the Company commencing on September 1.

3.  Term.    The Plan shall be effective for as of September 1, 2009 and shall continue until August 31, 2018 unless re-approved by the Company’s stockholders or unless amended or terminated pursuant to Section 9 hereof.

4.    Awards.

(a)  Within 90 days after the beginning of each Year, the Committee will select Participants for the Year and establish in writing (i) an objective Performance Goal or Goals for each Participant for that Year based on one or more of the Performance Measures, (ii) the specific Award amounts that will be paid to each Participant to the extent his or her Performance Goal or Goals are achieved (the “Target Award”) and (iii) the method by which such amounts will be calculated. The Target Award may provide for payment of all or part of the Target Award in the case of retirement, death, disability or change of ownership of control of the Company or a Subsidiary during the Year, but only to the extent that the Target Award would otherwise be payable to the Participant based on the achievement of the Performance Goal(s) for the Participant for such Year.

(b)  The maximum Award that may be paid to any Participant under the Plan for any Year will be $2 million.

(c)  The Committee may reduce or eliminate, but may not increase, any Award calculated under the methodology established in accordance with subsection (a) in order to reflect additional considerations relating to performance.

(d)  As soon as practicable following each Year while the Plan is in effect, the Committee shall determine and certify, for each Participant, the extent to which the Performance Goal or Goals have been met and the amount of the Award, if any, to be made. Awards will be paid to the Participants following such certification by the Committee and no later than ninety (90) days following the close of the Year with respect to which the Awards are made.

(e)  The Company shall withhold from the payment of any Award hereunder any amount required to be withheld for taxes.

5.  Termination of Employment.    Except as may be specifically provided in an Award pursuant to Section 4(a), a Participant shall have no right to an Award under the Plan for any Year in which the Participant is not actively employed by the Company or its Subsidiaries on August 31 of such Year. In establishing Target Awards, the Committee may also provide that in the event a Participant is not employed by the Company or its Subsidiaries on the date on which the Committee certifies the amount of the Award, the Participant may forfeit his or her right to the Award to be paid under the Plan.

6.  Administration. The Plan will be administered by the Committee.  The Committee will have the authority to interpret the Plan, to prescribe rules relating to the Plan and to make all determinations necessary or advisable in administering the Plan. Decisions of the Committee with respect to the Plan will be final and conclusive.

7.  Unfunded Plan.  Awards under the Plan will be paid from the general assets of the Company, and the rights of Participants under the Plan will be only those of general unsecured creditors of the Company.

8.  Code Section 162(m).  It is the intent of the Company that all Awards under the Plan qualify as performance-based compensation for purposes of Code Section 162(m)(4)(C) so that the Company’s tax deduction for such Awards is not disallowed in whole or in part under Code Section 162(m). The Plan is to be applied and interpreted accordingly.

9.  Amendment or Termination of the Plan.  The Committee may from time to time suspend, revise, amend or terminate the Plan; provided that any such amendment or revision which requires approval of the Company’s stockholders in order to maintain the qualification of Awards as performance-based compensation pursuant to Code Section 162(m)(4)(C) shall not be made without such approval.

10. Applicable	Law. The Plan will be governed by the laws of California.

11.  No Rights to Employment.  Nothing contained in the Plan shall give any person the right to be retained in the employment of the Company or any of its Subsidiaries. Subject to any employment agreement or other contract between the Company and a Participant, the Company reserves the right to terminate the employment of any Participant at any time for any reason notwithstanding the existence of the Plan.

12.  No Assignment.  Except as otherwise required by applicable law, any interest, benefit, payment, claim or right of any Participant under the Plan shall not be sold, transferred, assigned, pledged, encumbered or hypothecated by any Participant and shall not be subject in any manner to any claims of any creditor of any Participant or beneficiary, and any attempt to take any such action shall be null and void. During the lifetime of any Participant, payment of an Award shall only be made to such Participant. Notwithstanding the foregoing, the Committee may establish such procedures as it deems necessary for a Participant to designate a beneficiary to whom any amounts would be payable in the event of any Participant’s death.

13.  Stockholder Approval.  This Plan shall be approved by a vote of the stockholders of the Company at the 2012 Annual Meeting.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Admission Ticket

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on December 11, 2012.

Vote by Internet • Go to www.envisionreports.com/WDFC • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — Management recommends a vote FOR the listed nominees and FOR Proposals 2, 3, 4 and 5.

1.	Election of Directors:	For	Withhold				For	Withhold		For	Withhold		+
	01 - G.H. Bateman	☐	☐	02 - P.D. Bewley			☐	☐	03 - R.A. Collato	☐	☐
	04 - M.L. Crivello	☐	☐	05 - L.A. Lang			☐	☐	06 - G.O. Ridge	☐	☐
	07 - G.A. Sandfort	☐	☐	08 - N.E. Schmale			☐	☐

				For	Against	Abstain					For	Against	Abstain
2.	Advisory Vote to Approve Executive Compensation.			☐	☐	☐	3. To Approve the material terms of the performance goals under the WD-40 Company 2007 Stock Incentive Plan.				☐	☐	☐
4.	To Approve the WD-40 Company Performance Incentive Compensation Plan.			☐	☐	☐	5. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2013.				☐	☐	☐
6.	To consider and act upon such other business as may properly come before the meeting.

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, guardian, corporate officer, etc., please indicate full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Annual Meeting of Shareholders – Tuesday, December 11, 2012 at 2:00 p.m. Local Time

(Meeting will be webcast in our Investor Relations site at WD40company.com)

Directions to the WD-40 Company 2012 Annual Meeting

University of San Diego
JOAN B. KROC INSTITUTE FOR PEACE & JUSTICE
5998 Alcalá Park, San Diego, CA 92110
Operations/Events Office: 619-260-7808
DRIVING DIRECTIONS
CAMPUS MAP: http://www.sandiego.edu/maps/
From the North (Los Angeles, La Jolla)
• Use 1-5 (South), exit at Sea World Drive and Tecolote Road
• Turn Left on Tecolote Road.
• Right on Morena Blvd.
• Left on Napa Street to Linda Vista Road.
• Make a left at the 1st stoplight on Linda Vista Road onto Marian Way, USD’s West Entrance.
• Stop at the entry kiosk to obtain a parking permit. If not staffed it is all right to park.
• Take 1st Left after security booth and enter the “West Lot”
• Look for “Shuttle pick-up” signs.
From the South (Downtown, Convention Center)
• Use 1-5 (North) to 1-8 (East) and exit at the first exit, Morena Blvd.
• Follow Morena Blvd, and bear right onto Linda Vista Road.
• Make a left at the 1st stoplight on Linda Vista Road onto Marian Way, USD’s West Entrance.
• Stop at the entry kiosk to obtain a parking permit. If not staffed it is all right to park.
• Take 1st Left after security booth and enter the “West Lot”
• Look for “Shuttle pick-up” signs.
From the East
• Use 1-8 (West), exit at Morena Blvd.
• Bear right onto Linda Vista Road.
• Make a left at the 2nd stoplight on Linda Vista Road onto Marian Way, USD’s West Entrance.
• Stop at the entry kiosk to obtain a parking permit. If not staffed it is all right to park.
• Take 1st Left after security booth and enter the “West Lot”
• Look for “Shuttle pick-up” signs.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — WD-40 Company

5998 Alcalá Park, San Diego, CA 92110

This Proxy Is Solicited On Behalf of the Board of Directors

The undersigned, revoking previous proxies for such stock, hereby appoints Neal E. Schmale and Maria Mitchell, and each of them, proxies of the undersigned, with power of substitution to each, to vote all stock of WD-40 Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the University of San Diego, Joan B. Kroc Institute for Peace & Justice, 5998 Alcalá Park, San Diego, CA 92110, December 11, 2012 at 2:00 p.m. and at any adjournments thereof.

If the undersigned is a participant in WD-40’s 401(k) Plan, the undersigned also directs Fidelity Management Trust Company, as trustee under the plan, to vote all shares of WD-40 Common Stock allocated to the undersigned under the plan at the 2011 Annual Meeting in accordance with the instructions on the reverse side. (If you fail to give voting instructions to Fidelity Management Trust Company, it will not vote your shares in the plan.)

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3, 4 and 5.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

(Continued and to be voted on reverse side.)